UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

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Coeur d’Alene Mines Corporation

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COEUR D’ALENE MINES CORPORATION

505 Front Avenue

Post Office Box I

Coeur d’Alene, Idaho 83816

Dear Shareholder:

In 2012, we achieved strong financial and operating performance, positioning Coeur d’Alene Mines Corporation (the “Company”) for an even stronger year in 2013. We are committed to producing shareholder value by operating consistently, containing costs, exploring aggressively for new ounces of silver and gold and pursuing value-creating growth. At the same time, we remain dedicated to protecting shareholder value by fostering a culture that has the highest regard for environmental stewardship, employee health and safety, and maintaining constructive relationships in the communities where we operate.

At this year’s Annual Meeting of Shareholders, the Board of Directors recommends you vote promptly on the following proposals to move your Company forward:

•	Elect our Board of Directors;

•	Vote on an advisory resolution to approve executive compensation;

•	Ratify the appointment of KPMG as our independent registered public accounting firm;

•	Approve a proposal to change the state of the Company’s incorporation from Idaho to Delaware; and

•	Transact such other business that properly comes before the Annual Meeting.

We hope you will attend this year’s Annual Meeting of Shareholders, to be held at The University Club of Chicago, 76 East Monroe Street #2M, Chicago, Illinois 60603 at 9:30 a.m., local time, on May 14, 2013. Please note that The University Club has a dress code requiring business attire.

Only shareholders of record at the close of business on March 11, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

Respectfully,

/s/    Mitchell J. Krebs

MITCHELL J. KREBS,

President, Chief Executive Officer and Director

Coeur d’Alene, Idaho

April 2, 2013

COEUR D’ALENE MINES CORPORATION

505 Front Avenue

Post Office Box I

Coeur d’Alene, Idaho 83816

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

Notice is hereby given that our Annual Meeting of Shareholders will be held at The University Club of Chicago, 76 East Monroe Street #2M, Chicago, Illinois 60603, on Tuesday, May 14, 2013, at 9:30 a.m., local time, for the following purposes:

1. Elect as directors the eight nominees named in the Proxy Statement to serve for the ensuing year and until their respective successors are duly elected and qualified;

2. Vote on an advisory resolution to approve executive compensation;

3. Ratify the appointment of KPMG as our independent registered public accounting firm for 2013;

4. Approve a proposal to change the state of the Company’s incorporation from Idaho to Delaware; and

5. Transact such other business as properly may come before the Annual Meeting.

The director nominees to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

Only shareholders of record at the close of business on March 11, 2013, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2013. OUR PROXY STATEMENT IS ATTACHED. FINANCIAL AND OTHER INFORMATION CONCERNING COEUR D’ALENE MINES CORPORATION IS CONTAINED IN OUR 2012 ANNUAL REPORT TO SHAREHOLDERS. YOU MAY ACCESS THIS PROXY STATEMENT AND OUR 2012 ANNUAL REPORT TO SHAREHOLDERS AT www.envisionreports/cde

Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Shareholders of record may vote:

1. By Internet: go to http://www.proxyvoting.com/cde;

2. By toll-free telephone: call 1-866-540-5760; or

3. By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial (“Street Name”) Shareholders.    If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By order of the Board of Directors,

/s/ Casey M. Nault
CASEY M. NAULT Vice President, General Counsel and Secretary

Coeur d’Alene, Idaho

April 2, 2013

i

COEUR D’ALENE MINES CORPORATION

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2013

General

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held at The University Club of Chicago, 76 East Monroe Street #2M, Chicago, Illinois 60603, on Tuesday, May 14, 2013, at 9:30 a.m., and any and all adjournments or postponements thereof.

Shareholders of record may revoke their proxies or change voting instructions by voting in person at the Annual Meeting or submitting a later-dated vote at any time before the polls close by the Internet, telephone or mail, or by delivering instructions to our Corporate Secretary. If you hold your shares in street name (that is, through a broker, bank, or other nominee), you should contact that nominee if you wish to revoke or change previous voting instructions.

This proxy statement and the accompanying proxy are first being made available to our shareholders on or about April 2, 2013.

Pursuant to applicable Idaho law, there are no dissenters’ or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be held on May 14, 2013: The Company’s Proxy Statement and Annual Report to Shareholders are available at www.envisionreports/cde.

VOTING SECURITIES

All shareholders of record as of the close of business on March 11, 2013 are entitled to vote at the Annual Meeting and any adjournment or postponement thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on March 11, 2013, a total of 89,913,591 shares of our common stock were outstanding.

Shares represented by a signed proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote as recommended by the Board of Directors:

•	FOR the election as directors of the eight nominees listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR the advisory resolution to approve executive compensation;

•	FOR the ratification of KPMG as our independent registered public accounting firm for 2013;

•	FOR the approval of the proposal to change the Company’s state of incorporation from Idaho to Delaware; and

•	in their discretion with respect to such other business as properly may come before the Annual Meeting.

If you received a paper copy of the proxy materials by mail and wish to vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions set forth on the Notice of Annual Meeting of Shareholders included with this proxy statement or the Notice of Internet Availability of Proxy Materials mailed to our shareholders on or about April 2, 2013.

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. Approval of the advisory resolution on executive compensation, the ratification of the appointment of KPMG as our independent registered public accounting firm and the approval of the proposal to change the Company’s state of incorporation from Idaho to Delaware each requires the votes cast in favor of the proposal at the Annual Meeting to exceed the votes cast against the proposal. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting.

A majority of the votes entitled to be cast, represented at the meeting in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. A broker non-vote occurs when a broker or other nominee that holds shares on behalf of a street name shareholder does not vote on a particular matter because it does not have discretionary authority to vote on that particular matter and has not received voting instructions from the street name shareholder.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal No. 1 of this proxy statement), the advisory resolution to approve executive compensation (Proposal No. 2 of this proxy statement) or the proposal to change the Company’s state of incorporation from Idaho to Delaware (Proposal No. 4 of this proxy statement). Under the rules of the New York Stock Exchange if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters but not on non-routine matters. Only the ratification of the appointment of the independent registered public accounting firm (Proposal No. 3 of this proxy statement) is considered a routine matter. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, the advisory resolution to approve executive compensation, or the proposal to change the Company’s state of incorporation from Idaho to Delaware, then no votes will be cast on your behalf with respect to these matters.

We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or electronic mail without special compensation. We have retained Morrow & Co. LLC, Stamford, Connecticut, to assist in the solicitation of proxies. Morrow  & Co. LLC’s fee will be $8,000 plus out-of-pocket expenses.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Director and Nominee Experience and Qualifications

The Company’s Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee reviews and makes recommendations regarding the composition and size of the Board of Directors in order to provide the Board with the requisite expertise and a membership consisting of persons with sufficiently diverse and independent backgrounds. The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The Nominating and Corporate Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when assessing the composition of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time.

As set forth in our Corporate Governance Guidelines, the membership criteria include items relating to ethics, integrity and values, sound business judgment, professional experience, industry knowledge, and diversity of viewpoints all in the context of an assessment of the perceived needs of the Board at that point in time. The Board, as a whole, should possess a variety of skills, occupational and personal backgrounds, experiences and perspectives necessary to oversee the Company’s business. In addition, Board members generally should have relevant technical skills or financial acumen that demonstrates an understanding of the financial and operational aspects of a large, complex organization like the Company, including the associated risks. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective Board.

In evaluating director candidates and considering incumbent directors for renomination, the Board and the Nominating and Corporate Governance Committee have not formulated any specific minimum qualifications, but rather consider a variety of factors. These include each nominee’s independence, financial acumen, personal accomplishments, career specialization, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board. Among other things, the Board has determined that it is important to have individuals with the following skills and experiences on the Board:

•	Leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and identify and develop leadership qualities in others;

•	Knowledge of our industry, particularly mining of silver and gold, which is relevant to understanding the Company’s business and strategy;

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company’s business strategy and operating plan;

•	Legal experience, which is relevant to assisting with the Board’s responsibilities to oversee the Company’s legal and compliance matters;

•	Risk management experience, which is relevant to the Board’s oversight of the risks facing the Company;

•

Financial/accounting experience, and particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company’s capital structure and financial statements;

•	Government/regulatory experience, which is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions;

•	Strategic planning experience, which is relevant to the Board’s review of the Company’s strategies and monitoring their implementation and results;

•	Talent management experience, which is valuable in helping the Company attract, motivate and retain top candidates for positions at the Company;

•	International experience, which is particularly important given our global presence, particularly in Mexico and South America; and

•

Public company board service, as directors who have experience serving on other public company boards generally are well prepared to fulfill the Board’s responsibilities of overseeing and providing insight and guidance to management.

Three current directors have not been renominated for election as directors at the Annual Meeting. James J. Curran and Timothy R. Winterer have reached the retirement age set by the Board. L. Michael Bogert was not renominated to serve on the Board because he no longer qualifies as an independent director under applicable standards. Effective upon the retirement of James J. Curran and Timothy R. Winterer at the Annual Meeting, the size of the board will be reduced from nine seats to eight seats.

Eight nominees are to be elected as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. Except for Linda L. Adamany, Kevin S. Crutchfield and Randolph E. Gress, all of the nominees were elected to the Board at the 2012 Annual Meeting. Ms. Adamany, Mr. Crutchfield and Mr. Gress were initially identified as potential director nominees by a third-party search firm and recommended to the Board as nominees by the Nominating and Corporate Governance Committee. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy may vote for a substitute, or substitutes, in their discretion, or the Board may reduce its size.

Nominee	Age	Director Since
Robert E. Mellor	69	1998
Chairman of the Board of Coeur d’Alene Mines Corporation since July 2011. Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) from 1997 to January 2010, director from 1991 to January 2010; member of the board of directors of The Ryland Group, Inc. (national residential home builder) since 1999 and lead director and member of the board of directors of Monro Muffler/Brake, Inc. (auto service provider) from 2002 to 2007 and re-appointed in 2010. Mr. Mellor holds a Bachelor of Arts degree in Economics from Westminister College (Missouri) and a Juris Doctor from Southern Methodist University School of Law. As the former Chairman and Chief Executive Officer of Building Materials Holding Corporation, Mr. Mellor brings to the Board leadership, risk management, talent management, operations and strategic planning experience. Building Materials Holding Corporation filed a voluntary petition under the federal bankruptcy code in 2009 and emerged in 2010. Mr. Mellor also brings to the Board public company board experience through his service on the boards of The Ryland Group, Inc. and Monro Muffler/Brake, Inc.

John H. Robinson	62	1998
Chairman of Hamilton Ventures LLC (consulting and investment) since founding the firm in 2006; Chairman of EPC Global, Ltd. (engineering staffing company) from 2003 to 2004; Executive Director of Amey plc (British business process outsourcing company) from 2000 to 2002; Vice Chairman of Black & Veatch Inc. (engineering and construction) from 1998 to 2000. Mr. Robinson began his career at Black & Veatch in 1973 and was general partner and managing partner prior to becoming Vice Chairman. Member of the board of directors of Alliance Resource Management GP, LLC (coal mining); Federal Home Loan Bank of Des Moines (financial services) and Olsson Associates (engineering consulting). Mr. Robinson holds a Master of Science degree in Engineering from the University of Kansas and is a graduate of the Owner-President-Management Program at the Harvard Business School. As a senior corporate executive in the engineering and consulting industries, Mr. Robinson brings to the Board leadership, talent management, strategic planning, operations, and financial experience. Mr. Robinson also brings to the Board public company board experience.

Nominee	Age	Director Since
J. Kenneth Thompson	61	2002
President and Chief Executive Officer of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present, with a principal holding in Alaska Venture Capital Group LLC (private oil and gas exploration company) from December 2004 to present; Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000; President and Chief Executive Officer of ARCO Alaska, Inc., the oil and gas producing division of ARCO based in Anchorage from June 1994 to January 1998. Member of the board of directors of Alaska Air Group, Inc., the parent corporation of Alaska Airlines and Horizon Air. Mr. Thompson is also a member of the board of directors of Tetra Tech, Inc. (engineering consulting firm) and Pioneer Natural Resources (large independent oil and gas company). Mr. Thompson holds a Bachelor of Science degree and Honorary Professional Degree in Petroleum Engineering from the Missouri University of Science & Technology. Through Mr. Thompson’s various executive positions, including the role of Chief Executive Officer, he brings to the Board leadership, risk management, talent management, engineering, operations, strategic planning and industry experience. Mr. Thompson also has government and regulatory experience through his work in other highly regulated industries such as the oil and gas, energy and airline industries and possesses public company board experience.

Sebastian Edwards	59	2007
Henry Ford II Professor of International Business Economics at the University of California, Los Angeles (UCLA) from 1996 to present; Co-Director of the National Bureau of Economic Research’s Africa Project from 2009 to present; published twelve books, including two best-selling novels, and over 200 scholarly articles; taught at IAE Universidad Austral in Argentina and at the Kiel Institute from 2000 to 2004; Chief Economist for Latin America at the World Bank from 1993 to 1996. Mr. Edwards has been an advisor to numerous governments, financial institutions, and multinational companies and is a frequent commentator on economic matters in national and international media outlets and publications. Mr. Edwards was educated at the Universidad Católica de Chile where he became a Licenciado en Economía and earned an Ingeniero Comercial degree. He received an MA and PhD in economics from the University of Chicago. As a professor of International Business, as well as through various positions relating to Latin American economies, Mr. Edwards brings to the Board international, government, economics and financial experience.

Mitchell J. Krebs	41	2011
President, Chief Executive Officer and member of the Board since July 2011; Senior Vice President and Chief Financial Officer from March 2008 to July 2011; Treasurer from July 2008 to March 2010; Senior Vice President, Corporate Development from May 2006 to March 2008; Vice President, Corporate Development from February 2003 to May 2006. Mr. Krebs first joined the Company in August 1995 as Manager of Acquisitions after spending two years as an investment banking analyst for PaineWebber Inc. Mr. Krebs holds a BS in Economics from The Wharton School at the University of Pennsylvania and an MBA from Harvard University. Mr. Krebs is a member of the Board of Directors of the National Mining Association and the World Gold Council and a member of the Executive Committee and the Board of The Silver Institute. As our President and Chief Executive Officer, Mr. Krebs brings to the Board his leadership, industry, financial markets, merger and acquisition, and strategic planning experience, as well as his in-depth knowledge of the Company through the high level management positions he has held over the prior nine years.

Nominee	Age	Director Since
Linda L. Adamany	60	2013
Member of the board of directors of AMEC plc (engineering, project management and consultancy company) since October 2012; member of the board of directors of National Grid plc (electricity and gas generation, transmission and distribution company) from November 2006 to November 2012. Ms. Adamany served at BP plc in several capacities from July 1980 until her retirement in August 2007, most recently from April 2005 to August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resource management of BP plc’s $45 billion Refining & Marketing business segment. Ms. Adamany also served BP plc as Executive Assistant to the Group Chief Executive from October 2002 to March 2005 and Chief Executive, BP Shipping from October 1999 to September 2002. Ms. Adamany is a CPA and holds a Bachelor of Science in Business Administration with a major in Accounting, awarded Magna cum Laude from John Carroll University. With her 35 years’ experience in global industries, including as an executive and a director, Ms. Adamany brings to the Board leadership, financial and accounting expertise, familiarity with both business line and functional support areas and experience in public company board leadership.

Kevin S. Crutchfield	52	New Nominee
Kevin S. Crutchfield is the Chairman (since May 2012) and Chief Executive Officer (since July 2009) of Alpha Natural Resources, Inc. (coal production). He has been with Alpha Natural Resources since its formation in 2003, serving as Executive Vice-President from November 2004 to January 2007, President from January 2007 to July 2009, Director since November 2007, Chief Executive Officer and most recently the additional responsibility of Chairman. Mr. Crutchfield is a 25-year coal industry veteran with technical, operating and executive management experience. Mr. Crutchfield is currently the Vice Chairman of the National Mining Association and the American Coalition for Clean Coal Electricity. Prior to joining Alpha, he was President of Coastal Coal Co., LLC and Vice President of El Paso Corp. From 2000 to 2001, he served as President and CEO of AMVEST Minerals Corp. and President of the parent company, AMVEST Corp. Earlier in his career, he held senior management positions at Pittston Coal Co. and Cyprus Amax Coal Co, including a period in Australia as Chairman of Cyprus Australia Coal Corporation. Mr. Crutchfield also served on the board of directors at King Pharmaceuticals, Inc. from February 2010 until the first quarter of 2011, when he resigned in connection with the acquisition of King Pharmaceuticals by Pfizer. Mr. Crutchfield brings to the board his experience in corporate leadership, financial and operational management, government and regulatory oversight, health and safety management, and industry expertise through his various executive roles in global natural resource businesses, in addition to experience in public company board leadership.

Nominee	Age	Director Since

Randolph E. Gress	57	New Nominee
Randolph E. Gress is the Chairman (since November 2006), President, Chief Executive Officer and Director (since August 2004) of Innophos, Inc. (NASDAQ: IPHS; specialty phosphates sales and manufacturing). He has been with Innophos, Inc. since its formation in 2004, when Bain Capital purchased Rhodia SA’s North American Specialty Phosphate Business. Prior to his time at Innophos, Inc., Mr. Gress was with Rhodia since 1997 and held various positions including Global President of Specialty Phosphates (with two years based in the U.K) and Vice-President and General Manager of the NA Sulfuric Acid and Regeneration businesses. From 1982 to 1997, Mr. Gress served in various roles at FMC Corporation including Corporate Strategy and various manufacturing, marketing, and supply chain positions. Mr. Gress began his career at the Ford Motor Company in 1977. He is a seasoned industrial CEO with a wide range of international and M&A experience. Mr. Gress brings to the board over 34 years of experience in manufacturing industries most of which has been in chemicals. He provides a unique background of corporate leadership, having guided his company through a spin off to private equity ownership and subsequent IPO and more recently achieving growth through acquisitions and geographic expansion. Mr. Gress earned a B.S.E. in Chemical Engineering from Princeton University and an M.B.A. from Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION

OF THE ABOVE NOMINEES AS DIRECTORS.

PROPOSAL NO. 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

We are asking shareholders to vote on an annual advisory resolution to approve the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key qualities:

•	Performance-based — Reward companywide results in addition to recognizing individual performance, focusing on objectives that are directly under the control of executives.

•

Market-competitive — Compared to mining industry peers, target compensation at the market median to the 75th percentile level in order to attract, motivate and retain high caliber talent in a competitive environment.

•

Aligned with shareholders — Provide a significant portion of incentive compensation to executives in the form of equity-based awards. Award values fluctuate based on share value thus aligning officer and shareholder interests.

•	Transparent — Clearly communicate both the desired results and the incentive pay programs used to reward the achievement of these results.

The executive compensation program established by the Compensation Committee of the Board of Directors is intended to motivate the Company’s executives, including the executive officers listed in the 2012 Summary Compensation Table of this proxy statement (the “Named Executive Officers”), to achieve goals consistent with the Company’s business strategies and which create shareholder value. Consequently, a majority of Coeur’s executives’ compensation opportunities are in the form of at-risk incentives that require performance against measurable objectives or an increase in long-term shareholder value to result in payouts. As noted below, our executive compensation programs have a number of features designed to promote these objectives.

•

Base salary provides a fixed level of cash compensation for performance of day-to-day responsibilities. Annual adjustments are based on an individual’s current and expected future contribution and actual pay positioning relative to the market.

•

Annual incentives reward executives for achievement of annual financial and operational goals, including those in the areas of safety, environmental compliance and stewardship, and for the achievement of individual executive goals. Payments are based on companywide performance and individual performance.

•

Long-term incentives align executives’ interests with those of shareholders, reward executives for the creation of long-term shareholder value and help attract and retain highly skilled executives. Grants of equity-based awards consist of stock options, stock appreciation rights, restricted stock shares, and restricted units, which all vest ratably over three years, and performance shares and performance units, which vest based on achievement of specific, objective performance criteria over a three-year period.

•	Benefits and perquisites are limited, and are set to attract and retain highly skilled executives through participation in medical and retirement plans on the same terms as all employees.

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 45 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 66 through 74, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement reflects and supports these compensation policies and procedures.

The Board of Directors considered the strong support of shareholders in approving the advisory vote on executive compensation at the 2012 Annual Meeting. The high level of support from shareholders in 2012 followed changes made to the executive pay program in 2011 including: revisions to the Company’s standard form of executive employment agreement to move to lower change-in-control payout multipliers; reduction in the number of employees eligible for employment agreements; adoption of an executive severance policy; elimination of a legacy tax gross-up provision; and updates to annual incentive plan corporate metrics to be better aligned with shareholder value creation. The Company has continued to phase out non-CEO executive employment agreements by allowing their terms to expire. In addition, in late 2012 the Board adopted a clawback policy providing for the recovery of incentive compensation from executive officers in certain circumstances, as more fully described in “Compensation Discussion and Analysis”.

After considering the vote of shareholders at the 2011 Annual Meeting of Shareholders and other factors, the Board decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. An advisory shareholder vote on the frequency of shareholder votes to approve executive compensation is required to be held at least once every six years. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve executive compensation will be held at the 2014 Annual Meeting.

In accordance with Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Coeur d’Alene Mines Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee, which consists entirely of independent outside directors, is recommending approval of its appointment of KPMG LLP as independent registered public accounting firm for the Company to audit its consolidated financial statements for the year ending December 31, 2013 and to perform audit-related services, including review of the Company’s quarterly interim financial information and periodic reports and registration statements filed with the SEC and consultation in connection with various accounting and financial reporting matters. KPMG LLP audited the consolidated financial statements of the Company for the year ended December 31, 2012.

As a matter of good corporate governance, a resolution will be presented at the Annual Meeting to ratify the appointment by the Audit Committee of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board has put this proposal before the shareholders because the Board believes that seeking shareholder ratification of the appointment of the independent auditor is good corporate practice. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 4:

REINCORPORATION OF THE COMPANY FROM THE STATE OF IDAHO

TO THE STATE OF DELAWARE

In this section of the proxy statement, we sometimes refer to the Company as an Idaho corporation before reincorporation as “Coeur Idaho” and the Company as a Delaware corporation after reincorporation as “Coeur Delaware.”

The Board of Directors has unanimously approved and recommends to our shareholders this proposal to change the Company’s state of incorporation from Idaho to Delaware (the “Reincorporation”). If our shareholders approve this proposal, we will accomplish the Reincorporation by domesticating in Delaware as provided in the Idaho Business Corporation Act, as amended (the “IBCA”) and, to the extent applicable, the Idaho Entity Transactions Act, as amended, and converting to a Delaware corporation as provided in the Delaware General Corporation Law of the State of Delaware, as amended (the “DGCL”).

Summary

Assuming that shareholder approval of this proposal is obtained and the Reincorporation becomes effective:

•

the affairs of the Company will cease to be governed by Idaho corporation laws, the affairs of the Company will become subject to Delaware corporation laws, and the Company’s existing Articles of Incorporation and existing Bylaws will be replaced by a new Certificate of Incorporation and new Bylaws, as more fully described below;

•

Coeur Delaware will (i) be deemed to be the same entity as Coeur Idaho for all purposes under the laws of Delaware, (ii) continue to have all of the rights, privileges and powers of Coeur Idaho, except for such changes that result from being subject to Delaware law and becoming subject to the Delaware Certificate of Incorporation and Delaware Bylaws (iii) continue to possess all of the properties of Coeur Idaho, and (iv) continue to have all of the debts, liabilities and obligations of Coeur Idaho;

•

each outstanding share of Coeur Idaho common stock will continue to be an outstanding share of Coeur Delaware common stock, and each outstanding option, warrant or other right to acquire shares of Coeur Idaho common stock will continue to be an outstanding option, warrant or other right to acquire shares of Coeur Delaware common stock;

•

each employee benefit plan, incentive compensation plan or other similar plan of Coeur Idaho will continue to be an employee benefit plan, incentive compensation plan or other similar plan of Coeur Delaware;

•	each director or officer of Coeur Idaho will continue to hold his or her respective office with Coeur Delaware; and

•	the name of the Company will change to Coeur Mining, Inc.

General Information

The Board of Directors has adopted a plan of conversion/domestication substantially in the form attached as Appendix A to this proxy statement (the “Plan of Conversion”) to accomplish the Reincorporation. Assuming the presence of a quorum at the Annual Meeting, this proposal will be approved by the shareholders if the votes cast in favor of the proposal exceed the votes cast against the proposal. Those shares present in person or represented by proxy, representing common stock outstanding at the close of business on the record date, will be entitled to vote on the proposal. Assuming that shareholder approval of this proposal is obtained, the Company intends to file with the Idaho Secretary of State a statement of domestication (the “Idaho Statement of Domestication”) and intends to file with the Delaware Secretary of State (i) a certificate of conversion (the “Delaware Certificate of Conversion”) and (ii) a certificate of incorporation, which will govern the Company as a

Delaware corporation, substantially in the form attached as Exhibit A to the Plan of Conversion (the “Delaware Certificate of Incorporation”). In addition, assuming that shareholder approval of this proposal is obtained and the Idaho Statement of Domestication, Delaware Certificate of Conversion and Delaware Certificate of Incorporation are filed, the Bylaws substantially in the form attached as Exhibit B to the Plan of Conversion will be the Bylaws for Coeur Delaware (the “Delaware Bylaws”), and the Company will enter into a new indemnification agreement with each director and officer of Coeur Delaware, based upon provisions of Delaware law, substantially in the form attached as Exhibit C to the Plan of Conversion (the “Delaware Indemnification Agreement”). Approval of this proposal by our shareholders will constitute approval of the Reincorporation and the Plan of Conversion. Upon approval of the Reincorporation and the filing of the appropriate documents with the State of Idaho and the State of Delaware, the Company will be a Delaware corporation governed by the Delaware Certificate of Incorporation and the Delaware Bylaws.

The Reincorporation will not affect the trading of the shares of the Company’s common stock, which will continue to trade on the New York Stock Exchange under the same symbol, “CDE,” and the Toronto Stock Exchange under the same symbol, “CDM.” Coeur Delaware will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Shareholders who own shares of Coeur Idaho common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares in Coeur Delaware after the Reincorporation, and shareholders holding restricted shares of Coeur Idaho common stock prior to the Reincorporation will continue to hold shares in Coeur Delaware after the Reincorporation subject to the same restrictions on transfer. In summary, the Reincorporation will not change the respective positions under federal securities laws or stock exchange rules of the Company or its shareholders.

Reasons for the Reincorporation

For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the IBCA.

In addition, Delaware courts (such as the Court of Chancery and the Delaware Supreme Court) are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing the DGCL, with multiple cases concerning areas that Idaho courts have not considered. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing the Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

The Reincorporation also may enable the Company to attract more easily future candidates willing to serve on the Board of Directors because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience. In addition, Delaware law provides more predictability than Idaho law with respect to the liability of directors and officers, including what constitutes an actionable breach of fiduciary duties.

Changes as a Result of Reincorporation

If this proposal is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled “Comparison of the Company’s Shareholders’ Rights Before and After the Reincorporation.” The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contracts will continue as rights and obligations of Coeur

Delaware. The Reincorporation itself will not result in any change in the Company’s business, jobs, management, number of employees, assets, liabilities or net worth (other than transaction costs incident to the Reincorporation). Further, the directors and officers of Coeur Idaho immediately prior to the Reincorporation will continue to be the directors and officers of Coeur Delaware immediately after the Reincorporation, and the subsidiaries of Coeur Idaho immediately prior to the Reincorporation will continue to be the subsidiaries of Coeur Delaware immediately after the Reincorporation.

Name Change

The change of the Company’s corporate name to Coeur Mining, Inc. as a result of the Reincorporation will not have any effect on the validity or transferability of the Company’s outstanding stock, will not affect the ownership or control of the Company and will not affect the rights of any holder of the Company’s securities.

It is anticipated that, after the name change, the Company’s common stock will continue to be listed on the New York Stock Exchange (NYSE) and Toronto Stock Exchange (TSX) under the Company’s current ticker symbols, “CDE” and “CDM” respectively.

The Plan of Conversion

The Reincorporation will be effected pursuant to the Plan of Conversion to be adopted by Coeur Idaho. The Plan of Conversion provides that the Company will convert into a Delaware corporation and will be subject to all of the provisions of the DGCL. By virtue of the conversion, all of the rights, privileges and powers of Coeur Idaho, all property owned by Coeur Idaho, all debts due to Coeur Idaho and all causes of action belonging to Coeur Idaho immediately prior to the conversion will remain vested in Coeur Delaware following the conversion. In addition, by virtue of the conversion, all debts, liabilities and duties of the Company immediately prior to the conversion will remain attached to Coeur Delaware following the conversion. Each director and officer of Coeur Idaho will continue to hold his or her respective office with Coeur Delaware.

If this proposal is approved by our shareholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Idaho Secretary of State and the Delaware Secretary of State, as applicable) of the Idaho Statement of Domestication, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation. If this proposal is approved, it is anticipated that the Board of Directors will cause the Reincorporation to be effected as soon as practicable thereafter. However, the Reincorporation may be delayed by the Board of Directors or the Plan of Conversion may be terminated and abandoned by action of the Board of Directors at any time prior to the effective time of the Reincorporation, whether before or after approval by the Company’s shareholders, if the Board of Directors determines for any reason that such delay or termination would be in the best interests of the Company and its shareholders.

Company shareholders will not be required to exchange their Coeur Idaho stock certificates for new Coeur Delaware stock certificates. Following the effective time of the Reincorporation, any Coeur Idaho stock certificates submitted to the Company for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for Coeur Delaware stock certificates. Coeur shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

Effect of Not Obtaining the Required Vote for Approval

If we fail to obtain the requisite vote of shareholders for approval of this proposal, the Reincorporation will not be consummated and the Company will continue to be incorporated in Idaho and governed by the IBCA, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws.

Description of the Company’s Capital Stock Upon the Effectiveness of the Reincorporation

Assuming that this proposal is approved by our shareholders and the Reincorporation becomes effective, the Company will convert into Coeur Delaware, which will be a corporation incorporated in the State of Delaware. The rights of shareholders of Coeur Delaware will generally be governed by Delaware law, the Delaware Certificate of Incorporation and the Delaware Bylaws. The following is a description of the capital stock of Coeur Delaware upon the effectiveness of the Reincorporation. This description is not intended to be complete and is qualified in its entirety by reference to Delaware law, including the DGCL, and the full texts of the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are attached as Exhibits A and B, respectively, to the Plan of Conversion, which is attached as Appendix A to this proxy statement.

General

Upon the effectiveness of the Reincorporation, the authorized capital of Coeur Delaware will continue to be 150,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $1.00.

Description of Capital Stock

Upon the effectiveness of the Reincorporation, Coeur Delaware will continue to be authorized to issue 150,000,000 shares of common stock, and all of the issued and outstanding shares of common stock at that time will remain issued and outstanding. Coeur Idaho is authorized to issue 10,000,000 shares of preferred stock, 7,500,000 of which have been designated Series B Junior Preferred Stock, par value $1.00 per share and none of which are issued and outstanding. The Delaware Certificate of Incorporation will authorize 10,000,000 shares of preferred stock, par value $1.00 per share, the terms of none of which will be designated.

Upon the effectiveness of the Reincorporation, the holders of outstanding shares of Coeur Delaware common stock will continue to be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board of Directors may determine from time to time. All shares of Coeur Delaware common stock will be entitled to participate ratably with respect to dividends or other distributions.

If Coeur Delaware is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of Coeur Delaware common stock will be entitled to share ratably in all assets of Coeur Delaware available for distribution to Coeur Delaware shareholders after the payment in full of any preferential amounts to which holders of any Coeur Delaware preferred stock may be entitled from time to time.

Holders of Coeur Delaware common stock will continue to be entitled to one vote per share on all matters to be voted upon by stockholders. Stockholders will continue to not be entitled to cumulate votes in voting for directors.

There will be no preemption, redemption, sinking fund or conversion rights applicable to Coeur Delaware common stock under the Delaware Certificate of Incorporation or the Delaware Bylaws.

Limitation of Director Liability and Indemnification

The Delaware Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of Coeur Delaware will be personally liable to Coeur Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that this limitation of liability does not apply to liability:

•	for any breach of the director’s duty of loyalty to Coeur Delaware or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing unlawful distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The Delaware Bylaws further provide that Coeur Delaware will indemnify each of its directors, officers and employees to the fullest extent authorized by the DGCL and may indemnify other persons as authorized by the DGCL. These provisions do not eliminate any monetary liability of directors under the federal securities laws. If this proposal is approved and the Reincorporation is consummated, Coeur Delaware expects to enter into the Delaware Indemnification Agreement with each of its officers and directors.

Changes to Employee Benefit Plans

All of Coeur Idaho’s employee benefit plans (including stock option and other equity-based plans) would be continued by Coeur Delaware, and each stock option and other equity-based award issued and outstanding pursuant to such plans would automatically be converted into a stock option or other equity-based award with respect to the same number of shares of Coeur Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the Reincorporation would constitute approval of the assumption of these plans by Coeur Delaware. Assuming the Reincorporation is approved, Coeur Delaware would continue Coeur Idaho’s other employee benefit arrangements upon the terms and subject to the conditions currently in effect.

Dissenters’ or Appraisal Rights

The shareholders of the Company will not be entitled to dissenters’ rights or appraisal rights as a result of the Reincorporation.

Certain Federal Income Tax Consequences

THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS. HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

The Company believes that the Reincorporation from Idaho to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”). Assuming that the Reincorporation will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC, and subject to the qualifications and assumptions described in this proxy statement: (i) holders of our common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of Coeur Delaware’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of the common stock converted therefor and (iii) the holding period of the shares of Coeur Delaware’s common stock received in the Reincorporation will include the holding period of the shares of the common stock converted therefor.

Comparison of the Company’s Shareholders’ Rights Before and After the Reincorporation

Because of differences between the IBCA and the DGCL, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s shareholders. Summarized below are the most significant provisions of the IBCA and DGCL, along with the differences between the rights of the shareholders of the Company immediately before and immediately after the Reincorporation that will result from the differences between the IBCA and the DGCL and related differences between the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, on the one hand, and the Delaware Certificate of Incorporation and the Delaware Bylaws, on the other hand. The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the IBCA, the DGCL, the Company’s existing Articles of Incorporation, the Company’s existing Bylaws, the Delaware Certificate of Incorporation and the Delaware Bylaws. Copies of the Company’s existing Articles of Incorporation and the Company’s existing Bylaws have been filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 10, 2010 and Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 23, 2012, respectively.

Provision	Idaho law	Delaware law
Elections; Voting; Procedural Matters
Number of Directors	A corporation must have at least one director and the number of directors must be specified in, or fixed in accordance with, the articles of incorporation or bylaws. The number of directors may be increased or decreased by amendment to, or in the manner provided in, the articles of incorporation or bylaws.	A corporation must have at least one director, and the number of directors shall be fixed by, or in the manner provided in, the bylaws unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation.

	The existing Bylaws, which the Board of Directors can amend, provide that the Board of Directors shall consist of not less than five nor more than eleven directors. Subject to this limitation, the number of directors shall be set by a Board resolution.	The Delaware Certificate of Incorporation and Delaware Bylaws will provide that the Board of Directors shall initially consist of the directors designated in the Delaware Certificate of Incorporation and also will provide that the number of directors making up the Board of Directors shall be such number as may be from time to time fixed by a Board resolution. Subject to the foregoing provisions, the number of directors of Coeur Delaware will be initially fixed at eight.

Classified Board of Directors	A corporation may classify its board of directors into as many as three groups with staggered terms of office.	A corporation may classify its board of directors into as many as three classes with staggered terms of office.

	The existing Articles of Incorporation and existing Bylaws do not provide for a classified board of directors.	The Delaware Certificate of Incorporation and Delaware Bylaws will not provide for a classified board of directors.

Provision	Idaho law	Delaware law
Removal of Directors	Directors of a corporation generally may be removed with or without cause (unless the articles of incorporation provide that directors may be removed only for cause) if the number of votes in favor of removal exceeds the number of votes against removal.	Directors of a corporation generally may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors.

	The existing Articles of Incorporation do not vary from the Idaho statutory rule above.	The Delaware Certificate of Incorporation will not vary from the Delaware statutory rule above.

Stockholder Voting – Quorum	A majority of the shares entitled to be voted on a matter generally constitutes a quorum for action on that matter unless the articles of incorporation provide otherwise.	A majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of stockholders unless the certificate of incorporation or bylaws provide otherwise.

	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Bylaws will incorporate the Delaware statutory rule above.

Stockholder Voting – Action Generally	In all matters other than the election of directors, corporate action voted on by shareholders generally is approved if the number of votes in favor exceeds the number of votes in opposition, unless the articles of incorporation require a greater number of affirmative votes.	In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter generally constitutes the act of stockholders, unless the certificate of incorporation or bylaws provide otherwise.

	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Bylaws will provide that, except as otherwise provided by law, the Certificate of Incorporation, the Bylaws or any applicable law, rule or requirement, corporate action (other than the election of directors) voted on by stockholders is approved if the number of votes in favor exceeds the number of votes in opposition.

Provision	Idaho law	Delaware law
Stockholder Voting – Director Elections	Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.	Unless otherwise provided in the certificate of incorporation or bylaws, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors,

	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Bylaws will incorporate the Delaware statutory rule above. If the Reincorporation is approved by our shareholders and becomes effective, the Board of Directors intends to amend the Delaware Bylaws in advance of Coeur Delaware’s 2014 Annual Meeting of Shareholders to change the voting standard in uncontested director elections to majority voting (votes in favor exceed votes in opposition).

Stockholder Action by Written Consent	Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if each shareholder entitled to vote on the action signs a consent describing the action to be taken. An action cannot be approved by less than unanimous written consent of the shareholders.	Unless the certificate of incorporation provides otherwise, any action to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. In addition, the corporation must give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Certificate of Incorporation and Delaware Bylaws will provide that any action to be taken at a meeting of the stockholders may be taken without a meeting if each stockholder entitled to vote on the action signs a consent describing the action to be taken.

Provision	Idaho law	Delaware law
Stockholder Vote for Mergers and Other Corporate Reorganizations

In addition to approval by the board of directors, a plan of merger or share exchange generally must be approved by the shareholders, by a number of votes in favor exceeding the number of votes in opposition, unless the articles of incorporation require a greater number of affirmative votes.

A shareholder vote of the surviving corporation of a merger or share exchange generally is not required (unless otherwise provided in its articles of incorporation) if: (a) its articles of incorporation will not be changed, (b) each shareholder immediately before the effective date of the merger or share exchange will hold the same number of shares, with identical preferences, limitations and relative rights immediately after the effective date and (c) either (i) no shares, securities or rights are issued for consideration other than cash or cash equivalents in connection with the merger or share exchange, or (ii) the voting power of shares issued and issuable as a result of the merger or share exchange do not exceed 20% of the voting power of the shares of the corporation outstanding immediately before the transaction.

Idaho law generally requires approval by the shareholders, by a number of votes in favor exceeding the number of votes in opposition, of an asset disposition that would leave a corporation without a significant continuing business activity. A corporation is conclusively deemed to have retained a significant continuing business activity where it retains a business activity that represented

In addition to approval by the board of directors, the terms of a merger or a sale of substantially all of the assets of a corporation generally must be authorized by a majority of outstanding shares entitled to vote.

A stockholder vote of the surviving corporation in a merger generally is not required (unless otherwise provided in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Provision	Idaho law	Delaware law
at least 25% of total assets at the end of the most recently completed fiscal year, and 25% of either income from continuing operations before taxes or revenues from continuing operations for that fiscal year.

	Except as described below under “Business Combination Statute”, the existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	Except as described below under “Business Combination Statute”, the Delaware Certificate of Incorporation and Delaware Bylaws will not vary from the Delaware statutory rule above.

Board Action by Written Consent	Idaho provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken by the board of directors may be taken without a meeting if each director signs a consent describing the action to be taken and delivers it to the corporation.

Unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if each director or committee member consents to the action in writing or by electronic transmission and the writings or electronic transmissions are filed with the minutes of proceedings of the board or committee.

	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Bylaws will incorporate the Delaware statutory rule above.

Interested Party Transactions	A director’s conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, because the director, or any person with whom or which he has a personal, economic or other association, has an interest in the transaction, if one or more of the following is true: (a) the transaction received the affirmative vote of a majority, but no fewer than two, disinterested	A contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the

Provision	Idaho law	Delaware law

	directors or committee members who voted on the transaction, after either (i) the director discloses the existence and nature of the conflicting interest and all reasonably material facts, unless already known, or (ii) where the director is bound by a duty of confidentiality with respect to the details of the transaction, the director discloses the existence and nature of the conflicting interest and the character and limitations imposed by the duty of confidentiality and plays no part in the deliberations or vote, (b) the transaction received the affirmative vote of a majority of the votes entitled to be cast after (i) notice to the shareholders describing the conflicting interest transaction, (ii) the director discloses the existence and nature of the conflicting interest and all reasonably material facts, unless already known and (iii) the director provides to the corporate secretary the identity of all persons holding or controlling the vote of share that the director knows are beneficially owned, or the voting of which is controlled, the director or a related person or (c) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.	contract or transaction, if one or more of the following is true: (a) the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed to or known by the board or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of the majority of the disinterested directors (even where these directors are less than a quorum), (b) the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed to or known to the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction or (c) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from the Delaware statutory rule above.

Special Meetings of Stockholders	Special meetings of shareholders may be called by: (a) the board of directors, (b) any persons authorized by the articles of incorporation or bylaws or (c) the holders of 20% of the votes entitled to be cast, or, if	Special meetings of stockholders may be called by: (a) the board of directors, or (b) any persons authorized in the certificate of incorporation or bylaws.

Provision	Idaho law	Delaware law

designated by the articles of incorporation, the holders of a lower percentage or higher percentage up to 33 1/3% of the votes entitled to be cast.

	The existing Bylaws provide that special meetings of shareholders may be called by: (a) the President or the Board of Directors, (b) the holders of at least 20% of all the votes entitled to be cast or (c) any person or persons authorized pursuant to the articles of incorporation. The existing Bylaws specify procedures related to special meetings.	The Delaware Certificate of Incorporation and Delaware Bylaws will provide that special meetings may be called by the Board of Directors or the Chairman and shall be called by the Chairman or the Secretary upon the written request of stockholders representing at least 20% in voting power of the stock entitled to vote on the matter. The Delaware Bylaws will specify related procedures that are similar to those in the existing Bylaws.

Failure to Hold an Annual Meeting of Stockholders	The failure of a corporation to hold an annual meeting at the time stated in or fixed in accordance with its bylaws does not affect the validity of any corporate action.

The failure of a corporation to hold an annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the corporation generally does not affect otherwise valid corporate acts or work as a forfeiture or dissolution of the corporation.

However, if a corporation fails to hold the annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or last action by written consent to elect directors in lieu of an annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order that an annual meeting be held.

Provision	Idaho law	Delaware law
	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from the Delaware statutory rule above.

Cumulative Voting	A corporation may provide for cumulative voting in the corporation’s articles of incorporation.	A corporation may provide for cumulative voting in the corporation’s certificate of incorporation.

	The existing Articles of Incorporation do not provide for cumulative voting in director elections.	The Delaware Certificate of Incorporation will not provide for cumulative voting in director elections.

Vacancies	Unless otherwise provided in a corporation’s articles of incorporation, a vacancy or newly created directorship on the board of directors may be filled by: (a) the shareholders, (b) the board of directors or (c) where the directors remaining in office constitute fewer than a quorum, the majority of the directors in office.	Unless otherwise provided in a corporation’s certificate of incorporation or bylaws, all vacancies and newly created directorships may be filled by a majority of the directors then in office, even if less than a quorum. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), any stockholder or stockholders holding at least 10% of the outstanding voting stock having the right to vote for such directors may apply to the Court of Chancery to order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

	The existing Articles of Incorporation do not vary from the Idaho statutory rule above. The existing Bylaws provide that a vacancy on the Board of Directors may be filled by the majority of the remaining directors, even if less than a quorum, and that a newly created directorship may be filled by election by the Board of	The Delaware Bylaws will incorporate the Delaware statutory rule above.

Provision	Idaho law	Delaware law

Directors for a term of office continuing only until the next election of directors by the shareholders.

Amendment of Articles of Incorporation/Certificate of Incorporation	A corporation may amend its articles of incorporation by adoption of a board resolution followed by submission of the amendment to the shareholders for their approval, except that shareholder approval is not required for certain administrative amendments or amendments in connection with bankruptcy. Unless the articles of incorporation or the board of directors require a greater number of shares to be present or a greater vote, shareholder approval of an amendment requires: (a) a quorum consisting of at least a majority of the votes entitled to be cast, (b) if any class or series is entitled to vote as a separate group, a quorum consisting of at least a majority of the votes entitled to be cast in that class or series, (c) approval by the shareholders by a number of votes in favor exceeding the number of votes in opposition, and (d) approval by each class or series entitled to vote as a separate group by a number of votes in favor exceeding the number of votes in opposition.

A corporation may amend its certificate of incorporation by adoption of a board resolution followed by the affirmative vote of the majority of the outstanding stock entitled to vote thereon, and the majority of the outstanding stock of each class entitled to vote thereon.

If an amendment would increase or decrease the number of authorized shares of a class or series, increase or decrease the par value of shares of a class, or adversely affect the powers, preferences or special rights of the shares of a class, the holders of the class or series are entitled to vote on the amendment as a class. However, if the certificate of incorporation so provides, the corporation may opt out of the separate class vote for increases or decreases in the number of authorized shares of any class of stock. In that case, the number of authorized shares may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

If a certificate of incorporation requires a greater vote for action by the board of directors, stockholders or other security holders than otherwise required under the DGCL, the provision requiring the greater vote may be amended only by that greater vote.

Provision	Idaho law	Delaware law
	The existing Articles of Incorporation do not vary from the Idaho statutory rule above except that the Articles require the affirmative vote of the holders of at least 80% of the Company’s common stock to amend or repeal the provision in the existing Articles of Incorporation described in “Business Combination Statute” below.	The Delaware Certificate of Incorporation will incorporate the Delaware statutory rule above regarding amendments to the Delaware Certificate of Incorporation, which means that it will not include the 80% voting requirement in the Idaho Articles. The Delaware Certificate of Incorporation will opt out of the separate class vote in connection with increases or decreases in the number of authorized shares of any class.

Amendment of Bylaws	A corporation’s shareholders may amend or repeal the corporation’s bylaws. A corporation’s directors generally may amend or repeal the corporation’s bylaws unless: (a) the articles of incorporation reserve the power to the shareholders in whole or part, (b) the shareholders, in amending, repealing or adopting the bylaw proposed to be amended or repealed expressly provided that the board of directors may not amend, repeal or reinstate that bylaw or (c) the bylaw proposed to be amended or repealed increases a quorum or voting requirement for the board of directors and was adopted by the shareholders, unless the bylaws provide otherwise.	A corporation’s stockholders may adopt, amend or repeal the corporation’s bylaws. If permitted by a corporation’s certificate of incorporation, the corporation’s directors may amend or repeal the bylaws, subject to the stockholders’ power to amend or repeal the bylaws. A bylaw amendment adopted by stockholders which specifies the votes necessary for director elections cannot be amended or repealed by the board of directors.

	The existing Bylaws provide that they may be altered, amended or repealed, and new Bylaws may be adopted, by the Board of Directors subject to repeal or change by the shareholders at any regular or special meeting. The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule that the Bylaws also may be amended by stockholders if the number of votes in favor exceeds the number of votes in opposition.	The Delaware Certificate of Incorporation and Delaware Bylaws will permit the Board of Directors to adopt, amend or repeal the Bylaws. The Delaware Certificate of Incorporation and Delaware Bylaws will provide that stockholders may amend the Bylaws if the number of votes in favor represents a majority of outstanding shares.

Provision	Idaho law	Delaware law
Indemnification of Officers and Directors and Advancement of Expenses; Limitation on Personal Liability
Indemnification

A corporation may indemnify a person who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if: (a) he conducted himself in good faith, he reasonably believed that his conduct was in the best interest of the corporation (in the case of conduct in his official capacity), he reasonably believed that his conduct was at least not opposed to the best interest of the corporation (in all cases) and he had no reasonable cause to believe his conduct was unlawful (in the case of any criminal proceeding) or (b) he engaged in conduct for which broader indemnification has been made permissible or obligatory under the articles of incorporation. A corporation may further indemnify a person who is a party to a proceeding because he is an officer against liability incurred in the proceeding to such extent as may be provided by the articles of incorporation, the bylaws or a board resolution except liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding. However, neither a director nor an officer may be indemnified of liability for receipt of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or its shareholders or an intentional violation of criminal law, and a director may not be indemnified of liability for a wrongful distribution.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

With respect to actions by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which a person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the

Provision	Idaho law	Delaware law
A corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the director in connection therewith.

	The existing Articles of Incorporation provide that Coeur Idaho shall indemnify its directors to the fullest extent authorized by the IBCA. The existing Bylaws provide that Coeur Idaho shall indemnify its officers against all liability where the officer conducted himself or herself in good faith, the officer reasonably believed that the conduct was in the best interest of the corporation (in the case of conduct in his official capacity) and reasonably believed that his conduct was at least not opposed to the best interest of the corporation (in all cases) and the officer had no reasonable cause to believe the conduct was unlawful (in the case of any criminal proceeding).	The Delaware Bylaws will provide that Coeur Delaware shall indemnify its directors, officers and employees to the fullest extent authorized by the DGCL.

Advancement of Expenses	A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he is a director or officer if he delivers to the corporation a	Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt

Provision	Idaho law	Delaware law

written affirmation of his good faith belief that he has met the relevant standard of conduct described in “Indemnification” above, or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation and a written undertaking to repay any funds advanced if he is not wholly successful in the defense and it is ultimately determined that he has not met the relevant standard of conduct described in “Indemnification” above.

In addition, a corporation may advance funds to an officer who is a party to a proceeding because he is an officer, to such further extent as may be provided in the articles of incorporation, the bylaws, a board resolution or contract except for: (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (b) liability arising out of receipt of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or shareholders or an intentional violation of criminal law.

of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation because he or she has not met the relevant standard of conduct described above.

	The existing Bylaws provide for advancement of expenses as described in the first paragraph above.	The Delaware Bylaws will provide for the advancement of defense expenses to directors, officers and employees to the fullest extent permitted by law.

Limitation on Personal Liability of Directors	In addition to any limitation on liability set forth in a corporation’s articles of incorporation, a director is not liable to a corporation or its shareholders for any action, or failure to take any action, as a director, except for certain	A corporation is permitted to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary

Provision	Idaho law	Delaware law

conduct consisting of or resulting

from: (a) action not in good faith, (b) a decision which the director did not reasonably believe to be in the best interests of the corporation or as to which the director was not appropriately informed, (c) a lack of objectivity or independence due to the director’s familial, relationship with another person having a material interest in the challenged conduct, (d) a sustained failure of the director to be informed about the business and affairs of the corporation or material failure to discharge the oversight function or (e) receipt of a financial benefit to which the director was not entitled or other breach of the director’s duties to deal fairly with the corporation and its shareholders.

duty as a director, provided that such liability does not arise from certain proscribed conduct, including: (a) breach of the duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful distributions to stockholders or (d) a transaction from which the director derived an improper personal benefit.

	Additionally, the existing Articles of Incorporation provides that no director shall be personally liable to the corporation or its shareholders except for the amount of a financial benefit received by a director to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, an unlawful distribution or an intentional violation of criminal law.	The Delaware Certificate of Incorporation will provide that, to the fullest extent permitted by Delaware law, no director of Coeur Delaware will be personally liable to Coeur Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director.

Dividends
Declaration and Payment of Dividends	Unless further restricted by the articles of incorporation, a board of directors may authorize and a corporation may make distributions (including dividends, purchases and redemptions) to its shareholders unless: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed to satisfy the	Unless further restricted by the certificate of incorporation, a corporation may declare and pay dividends: (a) out of surplus (as defined in the DGCL), or (b) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, but only if the capital of the corporation (as defined in the DGCL) is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Provision	Idaho law	Delaware law
preferential rights of shareholders with superior preferential rights.

In addition, Delaware law sets forth certain restrictions on the purchase or redemption of its shares of capital stock, including that any such purchase or redemption may be made only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

	The existing Articles of Incorporation do not vary from the Idaho statutory rule above.	The Delaware Certificate of Incorporation will not vary from the Delaware statutory rule above. The Delaware Certificate of Incorporation will provide that stockholders shall be entitled to receive dividends when, as and if declared by the Board of Directors.

Anti-Takeover Statutes
Business Combination Statute

Generally, a public corporation with at least 50 shareholders may not engage in a business combination or authorize a subsidiary to engage in a business combination with an interested shareholder, or any affiliate or associate of the interested shareholder, for three years after the date the person became an interested shareholder, unless the business combination or the transaction that resulted in the person becoming an interested shareholder is approved by a committee of the board before the person becomes an interested shareholder.

Idaho law defines “interested shareholder” generally as a person who owns 10% or more of the outstanding shares of the corporation’s voting stock

These provisions do not apply, among other exceptions, if: (a) the corporation’s original articles of

A corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for three years after the person became an interested stockholder, unless: (a) before the person became an interested stockholder, the board of directors approved either the transaction resulting in a person becoming an interested stockholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain

Provision	Idaho law	Delaware law

incorporation or bylaws contain a provision expressly electing not to be governed by these provisions, (b) the corporation, by action of its board of directors, adopts an amendment to its bylaws expressly electing not to be governed by these provisions or (c) the corporation, by action of its shareholders holding 66 2/3% of the outstanding voting power of all shares entitled to vote, excluding the shares of interested shareholders and their affiliates and associates, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions.

Additionally, a public corporation may not engage at any time in a business combination or authorize a subsidiary to engage in a business combination with an interested shareholder, or any affiliate of an interested shareholder, unless the business combination is approved by the board prior to the interested shareholder’s share acquisition date, the business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares entitled to vote not beneficially owned by the interested shareholder no earlier than three years after the interested shareholder’s share acquisition date, or certain “fair price” requirements are met no earlier than three years after the interested shareholder’s share acquisition date.

The Idaho statute contains an expanded constituency provision that permits directors in discharging their duties, including the consideration of merger offers,

employee stock ownership plans) or (c) on or after the date the person becomes an interested stockholder, the business combination is approved by the board of directors and at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the corporation’s outstanding voting stock which is not owned by the interested stockholder.

The Delaware statute defines “interested stockholder” generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

These provisions do not apply, among other exceptions, if: (a) the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions or (b) the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions, which action must be approved by the affirmative vote of a majority of the shares entitled to vote.

The Delaware statute does not contain a provision permitting directors to consider non-shareholder constituents when considering a merger offer.

Provision	Idaho law	Delaware law
to consider the best interests of non-shareholder constituents, including employees, suppliers, customers and communities.

	The existing Articles of Incorporation and existing Bylaws do not opt out of the Idaho statutory provision. In addition, the existing Articles of Incorporation require a higher vote for certain business combinations. The affirmative vote of holders of at least 80% of the shares of the Company’s common stock is generally required for: (a) any merger or consolidation of the Company or any subsidiary with an interested shareholder or an affiliate of an interested shareholder, (b) a disposition of assets to an interested shareholder or an affiliate of an interested shareholder in exchange for consideration with a fair market value of $20 million or more, (c) an issuance or transfer of securities of the Company or a subsidiary to an interested shareholder or an affiliate of an interested shareholder in exchange for consideration with a fair market value of $20 million or more, (d) the adoption of a plan of liquidation or dissolution proposed by an interested shareholder or an affiliate of an interested shareholder or (e) any reclassification or recapitalization having the effect of increasing the proportionate share of any class of equity or convertible securities of the Company or any subsidiary held by an interested shareholder or an affiliate of an interested shareholder. An “interested shareholder” is generally defined as a person who owns 10% or more of the outstanding shares of the Company’s common stock.	The Delaware Certificate of Incorporation and Delaware Bylaws will not include the supermajority voting provision or the “fair price” provision in the existing Articles of Incorporation and will not opt out of the Delaware statutory provision.

Provision	Idaho law	Delaware law

However, the heightened voting requirement will not apply if the business combination is approved by a majority of the continuing directors or certain “fair price” and procedural requirements are met.

Control Share Acquisition Statute	Generally, where an acquiring person acquires shares of a public corporation with at least 50 shareholders, either within a 120 day period or pursuant to a plan to acquire such a block of shares, and the shares would entitle the acquiring person to exercise a new range of voting power of at least 20% but less than 33 1/3%, or at least 33 1/3% but less than or equal to 50%, or over 50% of the voting power in the election of directors, the shares will lose all voting rights unless the acquisition is approved at a special or annual meeting of shareholders by a vote of 66 2/3% of the voting power of all shares entitled to vote, other than interested shares.	Delaware does not have a control share acquisition statute.

	The existing Articles of Incorporation and existing Bylaws do not vary from the Idaho statutory rule above.	The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from the Delaware statutory approach and thus will not impose any control share acquisition restrictions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REINCORPORATION OF THE COMPANY FROM THE STATE OF IDAHO TO THE STATE OF DELAWARE

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board met eight times during 2012. Our Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) composed solely of independent outside directors and presently consisting of James J. Curran (Chair), Linda L. Adamany, Timothy R. Winterer, John H. Robinson and J. Kenneth Thompson. As noted above, Messrs. Curran and Winterer have reached the Board’s retirement age and are not being nominated for re-election. The Board intends to appoint Ms. Adamany as Chair of the Audit Committee to replace Mr. Curran. The Board intends to appoint Mr. Gress to the Audit Committee. The Audit Committee is responsible for reviewing and reporting to the Board with respect to the oversight of various auditing and accounting matters, including the selection and performance of our independent registered public accounting firm, the planned audit approach, the nature of all audit and non-audit services to be performed and our accounting practices and policies. The Audit Committee met six times during 2012.

Our Board has a Compensation Committee, consisting of Messrs. Robinson (Chairman), Mellor and Edwards. Michael Bogert also served on the Compensation Committee until September 2012. The Board intends to appoint Mr. Crutchfield to the Compensation Committee. The Compensation Committee is responsible for approving, together with the other independent members of the Board, the annual compensation of the Company’s Chief Executive Officer, approving the annual compensation of the non-CEO executive officers and reviewing and making recommendations to the Board with respect to the compensation of the directors, the Company’s stock incentive plans and other executive benefit plans and certain employee benefits. The Compensation Committee met seven times during 2012.

Our Board has a Nominating and Corporate Governance Committee consisting of Messrs. Mellor (Chairman), Thompson, Winterer and Edwards. Michael Bogert also served on the Nominating and Corporate Governance Committee through December 2012. As noted above, Mr. Winterer has reached the Board’s retirement age and has not been nominated for re-election. The Board intends to appoint Mr. Robinson to replace Mr. Winterer, and intends to appoint Mr. Gress to this committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board nominees to serve on the Board, establishing and reviewing corporate governance guidelines and related corporate governance matters. The Nominating and Corporate Governance Committee met five times during 2012.

Our Board has an Environmental, Health, Safety and Social Responsibility Committee consisting of Messrs. Thompson (Chairman) and Bogert and Ms. Adamany. A former director, Andrew Lundquist, served as a member and Chairman of the Environmental, Health, Safety and Social Responsibility Committee during 2012 and until February 2013, when he resigned from the Board to accept a professional opportunity which precluded his continued service on our Board. The Board intends to appoint Mr. Crutchfield to this committee. The Environmental, Health, Safety and Social Responsibility Committee is responsible for reviewing, and reporting to the Board with respect to, the Company’s efforts and results in the areas of environmental compliance and stewardship, employee safety and health and corporate social responsibility. In 2012, the Environmental, Health, Safety and Social Responsibility Committee met six times.

Our Board also has an Executive Committee on which Messrs. Mellor (Chairman), Curran, Krebs, Robinson and Winterer currently serve. Pursuant to our by-laws, the Executive Committee is authorized to act in the place of the Board of Directors on limited matters that require action between Board meetings. The Executive Committee did not meet during 2012.

Our Board has determined that each of the following directors and director nominees is independent within the meaning of applicable New York Stock Exchange listing standards and rules and the Company’s independence standards, which are included as part of the Corporate Governance Guidelines (available at www.coeur.com/company/corporate-governance/charters-and-policies): James J. Curran, John H. Robinson,

Robert E. Mellor, Timothy R. Winterer, J. Kenneth Thompson, Sebastian Edwards, Linda L. Adamany, Kevin S. Crutchfield and Randolph E. Gress. This includes each of the current and proposed members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board determined that Andrew Lundquist (who served on the Board until February 2013) was not an independent director and that L. Michael Bogert (who has not been nominated for re-election at the Annual Meeting) would no longer qualify as an independent director under applicable independence standards. As a result, all of our nominees for director are independent except for Mitchell J. Krebs, our CEO.

Copies of the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Environmental, Health, Safety and Social Responsibility Committee are available at our website, www.coeur.com/company/corporate-governance/charters-and-policies, and to any shareholder who requests them. Each incumbent director who served in 2012, during his 2012 term of service, attended at least 83% of the meetings of the Board of Directors and committees on which he served.

Policy Regarding Director Nominating Process

The Nominating and Corporate Governance Committee has adopted a policy pursuant to which a shareholder who has owned at least 1% of our outstanding shares of common stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the Board either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be in writing addressed to the Chairman of the Nominating and Corporate Governance Committee at our principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the Board, the Committee will take into account the factors discussed above under “Proposal No. 1: Election of Directors — Director and Nominee Experience and Qualifications.” The Committee does not believe that there will be any differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communications with Directors

Shareholders and other interested persons desiring to communicate with a director, the non-management directors as a group or the full Board may address such communication to the attention of the Corporate Secretary of the Company, 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83816, and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

The Company has a policy that encourages directors to attend each annual meeting of shareholders, absent extraordinary circumstances. All nine directors who were elected to the Board at the 2012 Annual Meeting attended that annual meeting on May 8, 2012.

Meetings of Non-Management Directors

Non-management members of the Board of Directors conduct regularly scheduled meetings as required without members of management being present. Robert E. Mellor, the independent Chairman of the Board, presides over each such meeting.

Board Leadership

Currently, Mr. Robert E. Mellor serves as Chairman of the Board. Mr. Mitchell J. Krebs serves as President, Chief Executive Officer (“CEO”) and Director. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which the Company operates, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the Board considered its leadership structure in connection with the resignation in July 2011 of the Company’s former President and Chief Executive Officer (who also served as Chairman). The Board determined that the designation of an independent, non-executive Chairman is optimal for the Company at the present time because it provides the Board with independent leadership and allows the CEO to concentrate on the Company’s business operations.

Furthermore, the Board has determined that seven of its nine current directors are independent. The Board has further determined that the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are composed solely of independent directors. Consequently, independent directors directly oversee such important matters as the Company’s financial statements, executive compensation, the selection and evaluation of directors and the development and implementation of our corporate governance programs.

The Board and Nominating and Corporate Governance Committee review the structure of Board and Company leadership as part of its annual review of the succession planning process. The Board believes that a separate Chairman and CEO, together with an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each consisting of independent directors, is the most appropriate leadership structure for the Board at this time.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

The Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees in accordance with New York Stock Exchange corporate governance standards. Copies of these documents are available at our website, www.coeur.com/company/corporate-governance/charters-and-policies, and to any shareholder who requests them. As allowed by Form 8-K under the Exchange Act, we have provided, and intend in the future to provide, information about amendments to these documents and any waivers from our code of ethics by posting to our website.

Compensation Consultant Fee Disclosure

The Compensation Committee of the Board (the “Committee”) acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that supports the Company’s business strategy as further set forth below under the heading “Role of the Compensation Committee and its Consultant” in the “Compensation Discussion and Analysis” section.

During 2012, the Committee retained Mercer (US) Inc. (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), and The POE Group, Inc., (“POE Group”) to provide information, analyses and advice to the Committee regarding the Company’s executive and Board compensation programs, as described below. The Committee retained POE Group in July 2012, at which time Mercer ceased providing services directly to the Committee.

Mercer is a global firm providing executive compensation and other human resource consulting services. The POE Group is a compensation consulting firm specializing in executive compensation. During the time it served as the Committee’s compensation consultant, Mercer reported directly to the Committee chair. POE Group also reports directly to the Committee chair and performs no work for management. Mercer’s and POE Group’s fees for executive compensation consulting to the Committee in 2012 were $52,619 and $34,671, respectively.

The decisions made by the Committee are its responsibility and may reflect factors and considerations other than the information and recommendations provided by POE Group, Mercer, management or any other advisor to the Committee.

During 2012, other MMC affiliates provided the Company services unrelated to executive compensation. The amount received by the MMC affiliates, directly or indirectly, totaled $15,000 in 2012. Neither the Board nor the Committee specifically approved the unrelated services.

The POE Group reports directly to the Compensation Committee and provides no services to the Company other than executive and non-employee director compensation consulting services at the direction of the Compensation Committee. The POE Group has no other direct or indirect business or relationships with the Company or any of its affiliates and no current business or personal relationships with members of the Compensation Committee or executive officers of the Company. In addition, in its consulting agreement with the Compensation Committee, The POE Group agreed to advise the Chair of the Compensation Committee if any potential conflicts of interest arise that could cause The POE Group’s independence to be questioned, and not to undertake projects for management except at the request of the Compensation Committee Chair and as an agent for the Compensation Committee.

Because of the policies and procedures Mercer and the Committee had in place while Mercer served as the Committee’s compensation consultant, the Committee is confident that the advice it received from the individual executive compensation consultant was objective. These policies and procedures include:

•	the consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	the consultant is not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations;

•	the Committee has the sole authority to retain and terminate the consultant;

•	the consultant has direct access to the Committee without management intervention;

•	the Committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant; and

•	the protocols for the engagement (described below) limit how the consultant may interact with management.

While it is necessary for the consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the consultant’s advice and recommendations can be shared with management. These protocols are included in the consultant’s engagement letter. The Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. In other cases, the Committee receives the consultant’s recommendations in executive sessions where management is not present. This approach protects the Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive compensation at the Company.

On March 11, 2013, the Committee considered the following six factors with respect to the POE Group and Mercer: (i) the provision of other services to the Company by The POE Group or Mercer, as applicable; (ii) the amount of fees received from the Company by The POE Group or Mercer, as applicable, as a percentage of the total revenue of The POE Group or Mercer, as applicable; (iii) the policies and procedures of The POE Group or Mercer, as applicable, that are designed to prevent conflicts of interest; (iv) any business or personal relationship of The POE Group or Mercer consultant, as applicable, with a member of the Committee; (v) any stock of the

Company owned by The POE Group or Mercer consultant, as applicable; and (vi) any business or personal relationship of The POE Group or Mercer consultant, as applicable, or The POE Group or Mercer, as applicable, with an executive officer of the Company. After considering the foregoing factors, the Committee determined that the work of The POE Group and Mercer with the Committee for fiscal 2012, did not raise any conflict of interest.

Risk Oversight

The Board of Directors is responsible for assessing the major risks facing the Company and reviewing options for their mitigation. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Environmental, Health, Safety and Social Responsibility Committee. The Audit Committee reviews with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discusses policies with respect to risk assessment and risk management. The Environmental, Health, Safety and Social Responsibility Committee reviews the Company’s compliance with environmental and safety laws.

In performing their oversight responsibilities, the Board, the Audit Committee and the Environmental, Health, Safety and Social Responsibility Committee periodically discuss with management the Company’s policies with respect to risk assessment and risk management. The Audit Committee reports to the Board regularly on matters relating to the specific areas of risk the Audit Committee oversees. The Environmental, Health, Safety and Social Responsibility Committee reports to the Board on environmental and safety policies and other matters it oversees.

Throughout the year, the Board, the Audit Committee and the Environmental, Health, Safety and Social Responsibility Committee each receive reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board, the Audit Committee and the Environmental, Health, Safety and Social Responsibility Committee each dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail.

The Compensation Committee is responsible for recommending compensation for executive officers that includes performance-based reward opportunities that support growth and innovation without encouraging or rewarding excessive risk.

Compensation Committee Role in Risk

The Compensation Committee has conducted an analysis of the current risk profile of the Company’s compensation programs. The risk assessment included a review of the primary design features of the Company’s compensation programs and the process for determining executive and employee compensation. The risk assessment identified numerous ways in which the Company’s compensation programs potentially mitigate risk, including:

•	the structure of the Company’s executive compensation programs, which consist of both fixed and variable compensation and reward both annual and long-term performance;

•	the balance between long and short-term incentive programs;

•	the use of caps or maximum amounts on the incentive programs;

•	the use of multiple performance metrics under the Company’s incentive and bonus plans;

•	a heavier weighting toward overall corporate performance for cash-based incentive plans;

•	time-based vesting for stock options, restricted stock and stock appreciation rights; and

•	strict and effective internal controls.

In addition, in December 2012 the Board adopted a clawback policy providing for the recovery of incentive payments to executive officers in certain circumstances, which further mitigates risk.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2012 or as of the date of this proxy statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board during that time.

Audit and Non-Audit Fees

The following sets forth information relating to fees billed or incurred by KPMG LLP for professional services rendered to the Company for the each of the past two fiscal years:

•

Audit Fees.    The total fees billed by KPMG LLP for professional services for the audit of the Company’s consolidated financial statements for the years ended December 31, 2012 and 2011, the audit of the Company’s internal control over financial reporting, statutory audit work for certain foreign subsidiaries, and the reviews of the Company’s consolidated financial statements included in its Quarterly Reports on Form 10-Q during 2012 and 2011, were $2.5 million and $2.2 million, respectively.

•	Audit-Related Fees. In 2012 and 2011, there were $0 and $0, respectively.

•	Tax Fees. In 2012 and 2011, there were $52,000 and $16,000, respectively, in fees billed by KPMG LLP for tax compliance services.

•	All Other Fees. During 2012 and 2011, there were no fees billed for other services.

None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services

The Audit Committee has policies and procedures requiring pre-approval by the Audit Committee of the engagement of the Company’s independent auditor to perform audit services, as well as permissible non-audit services, for the Company. The nature of the policies and procedures depend upon the nature of the services involved, as follows:

•

Audit Services.    The annual audit services engagement terms and fees are subject to the specific approval of the Audit Committee. Audit services include the annual financial statement audit, required quarterly reviews, subsidiary audits and other procedures required to be performed by the auditor to form an opinion on the Company’s financial statements, and such other procedures including information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control. Other audit services may also include statutory audits or financial audits for subsidiaries and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or used in connection with securities offerings.

•

Audit-Related Services.    Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the auditor. Audit-related services are subject to the specific approval of the Audit Committee. Audit-related services include, among others, due diligence services relating to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as audit services; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures relating to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

•

Tax Services.    Tax services are subject to the specific approval of the Audit Committee. The Audit Committee will not approve the retention of the auditor in connection with a transaction the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

•

All Other Services.    The Audit Committee may grant approval of those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence. Such other services must be specifically pre-approved by the Audit Committee.

The Chief Financial Officer of the Company is responsible for tracking all independent auditor fees against the budget for such services and reports at least annually to the Audit Committee.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current officers:

Name	Age	Current Position with Coeur	Since	Joined Coeur
Mitchell J. Krebs	41	President, Chief Executive Officer and director	2011	1995
Frank L. Hanagarne Jr.	55	Senior Vice President, Chief Operating Officer and Chief Financial Officer	2013	2011
Tom T. Angelos	57	Senior Vice President and Chief Compliance Officer	2010	2004
Donald J. Birak	59	Senior Vice President, Exploration	2004	2004
Luther J. Russell	57	Senior Vice President, Environmental, Health, Safety and Social Responsibility	2011	2004
Keagan J. Kerr	35	Vice President, Human Resources	2012	2012
Casey M. Nault	41	Vice President, General Counsel and Secretary	2012	2012
Elizabeth M. Druffel	35	Treasurer and Chief Accountant	2010	2008

Mitchell J. Krebs was appointed President, Chief Executive Officer and member of the Board of Directors of Coeur d’Alene Mines Corporation on July 12, 2011. Prior to that, Mr. Krebs served as Senior Vice President and Chief Financial Officer from March 2008 to July 2011; Treasurer from July 2008 to March 2010; Senior Vice President, Corporate Development from May 2006 to March 2008; Vice President, Corporate Development from February 2003 to May 2006. Mr. Krebs first joined Coeur in August 1995 as Manager of Acquisitions after spending two years as an investment banking analyst for PaineWebber Inc. Mr. Krebs holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration from Harvard University.

Frank L. Hanagarne Jr. was appointed Senior Vice President and Chief Operating Officer effective February 4, 2013. Mr. Hanagarne joined the Company as Senior Vice President and Chief Financial Officer effective October 1, 2011. He continues to serve as interim Chief Financial Officer until a new Chief Financial

Officer is appointed. Prior to joining the Company, Mr. Hanagarne served from September 2006 to December 2010 as Director of Corporate Development at Newmont Mining Corporation, a gold producer, and from January 2011 to September 2011 as Chief Operating Officer of Valcambi SA, a precious metal refiner in which Newmont has an equity interest. Valcambi and Newmont are not affiliates of the Company. Over a 17-year career at Newmont, Mr. Hanagarne also served as Mill Project Superintendent from September 2004 to September 2006 and as Advisor in Corporate Health and Safety and Loss Prevention from July 2001 to September 2004. His years of service at Newmont included positions of increasing responsibility within key areas of Newmont’s operations and business functions as well as environmental, health and safety. Mr. Hanagarne has a total 29 years of industry experience in the finance, operations, and business development areas. Mr. Hanagarne holds a Master’s degree in Business Administration from the University of Nevada, Reno, and a Bachelor of Metallurgical Engineering degree from the New Mexico Institute of Mining and Technology.

Tom T. Angelos was appointed Senior Vice President and Chief Compliance Officer in September, 2010. Prior thereto he served as Senior Vice President and Chief Accounting Officer since March 2008. Prior to this, Mr. Angelos was Vice President, Controller and Chief Accounting Officer from December 2006 to March 2008 and Controller and Chief Accounting Officer from 2004 to 2006. Mr. Angelos was previously Controller of Stillwater Mining Company from 1998 to 2004, and from 1983 to 1998 was employed by Coeur in various capacities, most recently as Vice President and Controller. Mr. Angelos is a CPA and received his Bachelor of Arts degree in Accounting from the University of Utah and attended a Financial Management program at Stanford University.

Donald J. Birak was appointed as Senior Vice President, Exploration in January 2004. Prior to that, Mr. Birak was employed with AngloGold North America, Inc. from March 1999 to January 2004, as Vice President, Exploration and with Independence Mining Company Inc. as Vice President of Exploration from 1995 to 1999. Mr. Birak received his Master of Geology from Bowling Green State University. He is an active member of the Society of Economic Geologists and was the President of the Society of Economic Geologists Foundation in 2011.

Luther J. Russell was appointed Senior Vice President, Environmental, Health, Safety and Social Responsibility in November 2011 having served as the Vice President of Environmental Services since 2004. Prior thereto, Mr. Russell was the Coeur d’Alene Basin Project Manager for the State of Idaho’s Department of Environmental Quality and worked in environmental departments at Homestake Mining Company, Kennecott Corporation, and FMC Gold Company. He previously was with the Company, as the Director of Environmental Affairs for Coeur from 1995 to 2000. Mr. Russell holds a Master of Science degree in Land Rehabilitation and Soil Science from Montana State University and Bachelor of Science from the University of Wisconsin.

Keagan J. Kerr was appointed Vice President of Human Resources in May 2012. Mr. Kerr has over 11 years of progressive human resources experience at large scale global mining operations. Before coming to Coeur, Mr. Kerr was the Regional Manager of Talent Management and Learning & Development for the Australia Pacific region of Barrick Gold Corporation, a gold producer, from January 2011 to May 2012. Mr. Kerr served as Manager of Human Resources — Shared Services at the Barrick Australia Pacific from June 2010 to January 2011. Prior to his appointment in Australia, Mr. Kerr served as Manager of Organization Development at the Barrick Cortez property in Nevada from June 2006 to June 2010. Mr. Kerr holds a Bachelor of Arts in Public Relations and Communications from Florida Southern College and a Master of Organizational Leadership from Gonzaga University.

Casey M. Nault was appointed Vice President and General Counsel in April 2012 and was appointed Secretary in May 2012. Prior to joining Coeur, Mr. Nault served as a shareholder and attorney at the law firm of Graham & Dunn P.C. in Seattle, Washington from January 2009 to April 2012. Prior to joining Graham & Dunn, Mr. Nault served as First Vice President and Assistant General Counsel at Washington Mutual, Inc., formerly a financial services company, from December 2007 to January 2009 and as Director, Corporate Counsel at Starbucks Corporation from October 2003 to December 2007. Prior to joining Starbucks Corporation, Mr. Nault was an associate at Gibson, Dunn & Crutcher LLP. Mr. Nault holds a Bachelor of Arts degree from the University of Washington and a Juris Doctor from the University of Southern California Law School.

Elizabeth M. Druffel was appointed Treasurer in March 2010 and Chief Accountant in September 2010. Prior to that, Ms. Druffel served as Director of Financial Operations and Assistant Treasurer since September 2008. Ms. Druffel is a Certified Public Accountant and was previously employed as an Audit Senior Manager with KPMG. Ms.  Druffel holds a Bachelor of Science in Accounting and a Master of Accountancy, both from the University of Idaho.

SHARE OWNERSHIP

The following table sets forth information, as of the close of business on March 11, 2013 (except as otherwise noted), concerning the beneficial ownership of our common stock by each beneficial holder of more than 5% of our outstanding shares of common stock, each of the nominees for election as directors, each of the executive officers listed in the Summary Compensation Table set forth below, and by all of our current directors and executive officers as a group.

	Shares Beneficially Owned		Percent of Outstanding
BlackRock, Inc.	7,408,808	(1)	8.28%
Van Eck Associates Corporation	6,165,441	(2)	6.89%
The Vanguard Group, Inc.	5,297,369	(3)	5.92%
Linda L. Adamany	3,305	(4)	*
L. Michael Bogert	10,107	(4)	*
Kevin S. Crutchfield	0	(4)	*
James J. Curran	20,990	(4)	*
Sebastian Edwards	14,036	(4)	*
Randolph E. Gress	0	(4)	*
Mitchell J. Krebs	154,871	(4)	*
Robert E. Mellor	16,797	(4)	*
John H. Robinson	19,494	(4)	*
J. Kenneth Thompson	19,666	(4)	*
Timothy R. Winterer	19,541	(4)	*
Donald J. Birak	105,342	(4)	*
Frank L. Hanagarne Jr.	41,422	(4)	*
Luther J. Russell	48,344	(4)	*
K. Leon Hardy	20,000	(4)(5)	*
All current executive officers and directors as a group (16 persons)	510,256	(4)	*

(*)	Holding constitutes less than 1% of the outstanding shares on March 11, 2013 of 89,913,591.

(1)

As of December 31, 2012, based on information contained in a Schedule 13G/A filed on February 1, 2013, Blackrock, Inc. has sole voting and dispositive power over 7,408,808 shares. The address for Blackrock, Inc. is 40 E. 52nd St., New York, NY 10022.

(2)	As of December 31, 2012, based on information contained in a Schedule 13G filed on February 13, 2013, Van Eck Associates Corporation has sole voting and dispositive power over 6,165,441 shares. The address for Van Eck Associates Corporation is 335 Madison Ave. – 19th Floor, New York, NY 10017.

(3)	As of December 31, 2012, based on information contained in a Schedule 13G/A filed on February 12, 2013, The Vanguard Group, Inc. has sole voting power over 134,023 shares, sole dispositive power over 5,168,296 shares and shared dispositive power over 129,073 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Holding includes the following shares which may be acquired upon the exercise of options outstanding under the 1989/2003 Long-Term Incentive Plans and the Non-Employee Directors’ Stock Option Plan and exercisable within 60 days of March 11, 2013: Linda L. Adamany — 0 shares; L. Michael Bogert — 0 shares; Kevin S. Crutchfield — 0 shares; James J. Curran — 671 shares; Sebastian Edwards — 0 shares; Randolph E. Gress — 0 shares; Mitchell J. Krebs — 30,138 shares; Robert E. Mellor — 406 shares; John H. Robinson — 268 shares; J. Kenneth Thompson — 1,341 shares; Timothy R. Winterer — 1,926 shares; Donald J. Birak — 36,946 shares; Frank L. Hanagarne Jr. — 4,368 shares; K. Leon Hardy — 24,491 shares; Luther Russell — 9,938 shares; and all current directors and executive officers as a group — 133,541 shares.

(5)	To the best of the Company’s knowledge, Mr. Hardy shares investment and voting power over his shares with his wife. The other directors and executive officers have sole investment and voting power over their shares.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors, which currently consists of James J. Curran (Chairman), Linda L. Adamany, John H. Robinson, J. Kenneth Thompson and Timothy R. Winterer, is governed by its charter, a copy of which is available on our website at www.coeur.com. The Board intends to appoint Linda L. Adamany as Chair of the Audit Committee effective upon her election to the Board at the Annual Meeting. The Board of Directors has determined that each of James J. Curran and Linda L. Adamany is an “audit committee financial expert” within the meaning of rules adopted by the Securities and Exchange Commission. All of the members of the Audit Committee are “independent” as defined in the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

The Audit Committee assists the Board in fulfilling its responsibilities to stockholders with respect to our independent auditors, our corporate accounting and reporting practices, and the quality and integrity of our financial statements and reports. The Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent auditors.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2012 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed under generally accepted auditing standards pursuant to Statement on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management, and considered the compatibility of non-audit services with the auditors’ independence.

KPMG LLP reported to the Audit Committee that:

•	there were no disagreements with management;

•	it was not aware of any consultations about significant matters that management discussed with other auditors;

•	no major issues were discussed with management prior to KPMG LLP’s retention;

•	it received full cooperation and complete access to the Company’s books and records;

•	it was not aware of any material fraud or likely illegal acts as a result of its audit procedures;

•	there were no material weaknesses identified in its testing of the Company’s internal control over financial reporting; and

•	there were no known material misstatements identified in its review of the Company’s interim reports.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

In addition, the Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board of Directors
JAMES J. CURRAN, Chairman LINDA L. ADAMANY JOHN H. ROBINSON J. KENNETH THOMPSON TIMOTHY R. WINTERER

COMPENSATION DISCUSSION AND ANALYSIS

Coeur is the largest U.S.-based primary silver producer and a growing gold producer. Coeur is engaged in the development, exploration and operation of silver and gold mining properties, with operations or development projects in five countries. Coeur’s primary business objectives are to increase silver and gold production levels and reserves, decrease cash-production costs, and increase cash flows and earnings. Coeur aims to meet these objectives through cost-competitive operations, internal development projects, exploration and acquisitions. The Company’s 2012 performance highlights are as follows:

•	Silver production was 18.0 million ounces, a 6% decrease from record production in 2011.

•	Gold production was a record 226,486 ounces, up 3% from 2011.

•	Average realized prices were $30.92 per silver ounce and $1,665 per gold ounce, down 12% for silver and up 7% for gold from 2011.

•	Net metal sales totaled $895.5 million, down 12% from 2011.

•

Net income for 2012, which included a non-cash fair market value adjustment of negative $23.5 million, was $48.7 million, or $0.54 per share, compared with net income of $93.5 million, or $1.05 per share, in 2011.

•	Cash, cash equivalents and short-term investments were $126.4 million at December 31, 2012, compared with $195.3 million a year ago.

•	The Company repurchased $20.0 million of its common stock during 2012.

•	The Company repaid $68.6 million in debt to retire the Kensington Term Facility and implemented a new $100 million revolving credit facility.

The Company’s 2012 financial performance as well as other areas of measurable results were key contributors in establishing the overall compensation of the President and Chief Executive Officer and other Named Executive Officers (“NEOs”) of the Company. This is due partially to the compensation policies adopted by our Compensation Committee and Board requiring that a substantial portion of the compensation paid to our CEO and NEOs is not fixed and rather is based on performance goals and the vesting and value of certain equity and related compensation. As set forth in summary format under “Compensation Components” and as described in detail in the following “Compensation Objectives and Principles” and “Determining Executive Compensation” sections, the Company awards incentive compensation based on NEO performance and Company performance with a higher emphasis on pay-for-performance versus fixed pay relative to peers. We also analyze our pay program annually, and as discussed later, continue to make adjustments in order to ensure that our pay program aligns with our organizational strategy and shareholder value creation.

The following is a discussion of the Company’s executive compensation program and compensation decisions made with respect to the NEOs listed in the 2012 Summary Compensation Table:

•	Mitchell J. Krebs, President and Chief Executive Officer

•	Frank L. Hanagarne Jr., Senior Vice President and Chief Financial Officer (Mr. Hanagarne served in this role for all of 2012 before being appointed Chief Operating Officer in February 2013)

•	K. Leon Hardy, former Senior Vice President and Chief Operating Officer

•	Donald J. Birak, Senior Vice President, Exploration

•	Luther J. Russell, Senior Vice President, Environmental, Health, Safety, and Social Responsibility

Executive Summary

We believe our executive compensation program constitutes best practice in alignment of pay and performance. We target total compensation between the 50th and 75th percentile in our peer group, but absent success in our long-term and annual performance plans, executive total compensation will be well below market. Likewise, our program is structured to provide 75th percentile total compensation or above, but only to the extent aligned with outstanding long-term performance and creation of shareholder value. Below, we have illustrated this pay mix via target total compensation for 2012 and 2013.

The mix of target total compensation elements for our NEOs in 2012, as a percentage of total compensation, is set forth in the table below. Note that performance shares, stock options, and time-based restricted stock are utilized equally, representing a portfolio approach of long-term incentives for 2012:

2012 target

	Fixed Compensation (as a % of Total Compensation)			Variable Compensation (as a % of Total Compensation)
Named Executive Officer	Base Salary	LTIP — Time Based Restricted Stock	Benefits & Other Compensation	Annual Incentives	LTIP — Stock Options	LTIP — Performance Shares
CEO	24%	19%	1%	17%	19%	19%
Other NEOs (average)	29%	18%	3%	14%	18%	18%

CEO Target Pay Mix	Other NEOs Target Pay Mix

As the charts present, performance-based pay made up the majority of the CEO’s and half of the other NEOs’ compensation in 2012. As the narrative that follows will show, as a result of 2012 performance generally below targeted outcomes and our conservative approach to fixed salary and benefits, actual total compensation for 2012 performance was generally below market.

For 2013, the Company has heightened the pay-for-performance element further, by providing the same pay opportunities, but providing long-term incentives with primary emphasis on performance shares. So, in 2013, 50% of equity grants are in the form of performance shares, and 25% each in the form of stock options and time-based restricted stock. The following table and charts present the targeted pay mix for the CEO and other NEOs for 2013:

2013 target

	Fixed Compensation (as a % of Total Compensation)			Variable Compensation (as a % of Total Compensation)
Named Executive Officer	Base Salary	LTIP — Time Based Restricted Stock	Benefits & Other Compensation	Annual Incentives	LTIP — Stock Options	LTIP — Performance Shares
CEO	20%	15%	1%	20%	15%	29%
Other NEOs (average)	28%	13%	3%	17%	13%	26%

CEO Pay Mix	Other NEOs Pay Mix

The pay mix targeted by the Company in 2012 and continuing in 2013 is consistent with market practice, and in many respects, has a higher emphasis on pay-for-performance versus fixed pay than peers and is consistent with best practices. Again, we highlight the heightened emphasis on performance shares in 2013 versus 2012, while maintaining the same pay opportunities relative to market.

Shareholder Advisory Vote on Executive Compensation

Shareholders have an opportunity to cast an annual advisory vote on executive compensation (a “say on pay”). We have refined our pay practices to address shareholder concerns and better align with best practices in executive compensation programs. Reforms implemented during 2011 and early 2012 included: (i) revisions to executive employment agreements to reduce change-in-control severance payout multipliers; (ii) a policy to phase out employment agreements for executives other than the CEO and the resulting transition of executives to an executive severance policy; (iii) elimination of a legacy tax gross-up provision applicable to the former CEO; and (iv) updates to annual incentive plan metrics to be better aligned with shareholder value.

At the Company’s 2012 annual shareholder meeting, a great majority of shareholders (96.5% of the votes cast) supported the executive pay program described in Coeur’s 2012 proxy statement, in part because of the modifications made. The Committee considered this result in reviewing the Company’s executive compensation programs during 2012 and early 2013. Although shareholders approved Coeur’s executive compensation program with strong support in 2012, we continued to evaluate and adopt enhancements to the program to further align Coeur with best practices. These enhancements include the adoption of a “clawback” policy providing for the recovery of incentive compensation in certain circumstances, and providing for “double-trigger” change-in-control severance and accelerated vesting of equity awards (requiring a qualifying termination of employment in addition to a change-in-control). In addition, we have continued to phase out executive employment agreements as they come up for renewal, having delivered notices to Messrs. Hanagarne and Russell providing that their employment agreements will not be renewed when the current terms expire on June 30, 2013, at which time the only executive with an employment agreement will be the CEO.

After considering the vote of shareholders at the 2011 Annual Meeting and other factors, the Board has decided to hold advisory votes on the approval of executive compensation annually until the next advisory vote on frequency occurs. An advisory shareholder vote on the frequency of shareholder votes to approve executive compensation is required to be held at least once every six years. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve executive compensation will be held at the 2014 Annual Meeting.

Role of the Compensation Committee and its Consultant

The Compensation Committee of the Board of Directors (the “Committee”) acts on behalf of the Board to establish and oversee the Company’s executive compensation program in a manner that supports the Company’s business strategy. The Committee may not delegate its responsibilities in connection with executive compensation. The Committee formulates an annual calendar for its activity that is designed to cover necessary regular approvals as well as special topics. The Committee meets at least twice annually, or more frequently as circumstances dictate, in order to set executive compensation for the year, review recommendations of its outside consultant, and recommend compensation changes to the Board of Directors. The Committee met seven times in 2012.

As further described under the heading “Corporate Governance — Compensation Consultant Fee Disclosure” above, the Committee has retained The POE Group Inc. to provide information, analyses, and advice regarding executive and director compensation, as described below. The POE Group Inc. is a compensation consulting firm specializing in executive compensation consulting services, and reports directly to the Committee. Before The POE Group was retained by the Committee in July 2012, Mercer provided executive compensation consulting services to the Committee. Grant Thornton, LLP is, a compensation consultant, and was hired by management to provide secondary executive compensation analysis, independent of that provided by The POE Group. The Board and Committee rely on both sets of data in making its executive compensation decisions.

At the Committee’s direction, Mercer (until July 2012) and The POE Group (beginning in July 2012) provided the following services for the Committee during 2012:

•	evaluated the Company’s executive officers’ base salary, annual incentive and long-term incentive compensation, and total direct compensation relative to the competitive market;

•	advised the Committee on executive officer target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•	assessed the alignment of the Company’s executive compensation levels relative to the Company’s compensation philosophy;

•	briefed the Committee on executive compensation trends among the Company’s peers and the broader industry; and

•	assessed the alignment of CEO pay to relative industry performance measures.

At the Committee’s direction, The POE Group provided the following additional services for the Committee during 2012 and in early 2013:

•	advised on changes to the design of the Company’s annual and long-term incentive plans, described in the 2013 Executive Compensation Program Section of this CD&A;

•	provided tally sheets detailing total compensation for 2012, equity and deferred compensation gains for 2012, and severance payouts for change in control; and

•	assisted with the preparation of the Compensation Discussion and Analysis for this proxy statement.

In the course of conducting its activities, the POE Group attended three meetings of the Compensation Committee during 2012 and presented its findings and recommendations for discussion.

Grant Thornton did not attend any Committee meetings, as its primary role was to provide secondary analyses.

2013 Executive Compensation Program

Our 2013 executive compensation program will reflect changes to both the short and long-term variable components. The 2013 Company portion of the Annual Incentive Plan (“AIP”) (short-term cash incentive plan) will consist of the following measures, each weighted equally: (i) total production in silver equivalent ounces, (ii) cash operating costs per silver equivalent ounce, (iii) operating cash flow before changes in working capital, and (iv) safety and environmental performance. This simplified list of measures quantifies the most important short-term measures of Company success and helps further focus communication on important business drivers through the organization. We will continue to assign a portion of overall AIP to individual performance (20% for the CEO, 30% for other executive management positions).

The 2013 Long-Term Incentive Plan (“LTIP”) (long-term equity plan) program will consist of three equity-based components:

•	Stock options equal to 25% of the LTIP award;

•	Time vested restricted stock equal to 25% of the LTIP award; and

•	Performance shares equal to 50% of the LTIP award.

Measures for the performance share LTIP component will include: three year relative TSR compared to our mining peer group; three year change in reserves and measured and indicated resources per share; and three year change in operating cash flow per share. We believe these measures identify key long-term business drivers for the Company to build shareholder value and focus management on the sustainability of our business.

The 2013 LTIP changes will increase the percentage of awards that we consider performance-based. We consider 75% of the 2013 LTIP award components (stock options and performance shares) to be performance-based, only providing value to executive management if the market price of our stock increases (for stock options) and if certain performance results are achieved (for performance shares).

Compensation Objectives and Principles

The primary objective of the Company’s executive compensation program is to motivate the Company’s executives to achieve goals consistent with the Company’s business strategies and that create shareholder value. Consequently, a majority of executive annual total direct compensation (defined as base salary, target Annual Incentive Plan (“AIP”) cash incentive award opportunity, and grant date fair value of annual equity awards) are in the form of at-risk compensation opportunities that require performance against measurable objectives or an increase in long-term shareholder value to result in payouts.

The second fundamental objective of the Company’s executive compensation program is to attract and retain highly skilled executives. Due to an increase in global mining activity, the demand for executive and professional talent with technical skills and industry experience has become more competitive. As a result of these talent market pressures, the Company’s executives and professionals are routinely pursued by competitors, and some of the Company’s talent has left the Company to pursue other opportunities. Attraction and retention of executive talent is a significant factor in many of the compensation decisions discussed below.

In order to meet these compensation objectives in the design and governance of compensation programs for the Company’s executive officers, including the NEOs, the Committee is guided by the following principles that express the Committee’s view that compensation at the Company should be:

•	Performance-based

Reward company-wide results in addition to recognizing individual performance, focusing on objectives that are directly under the control of executives. A greater percentage of executive total direct compensation at Coeur is at-risk, performance-based compensation compared to the median of our peers.

•	Market-competitive

Compared to peers, target total direct compensation at the market median with sufficient performance-based compensation to offer top quartile compensation or above with outstanding performance. Our market targets are as follows, with individual executive compensation levels varying somewhat due to experience in their positions and performance:

•	Median salaries

•	Annual incentive target opportunities between the 50th and 75th percentile

•	Long-term incentive opportunities between the 50th and 75th percentile

•	Standard all employee benefits and below market executive benefits

•	Aligned with shareholders

Provide a significant portion of incentive compensation to executives in the form of equity-based awards. Award values fluctuate based on share value thus aligning officer and shareholder interests. Additionally, our performance based equity is higher than our time based component of equity versus the median of our peers.

•	Transparent

Clearly communicate both the desired results and the incentive pay programs used to reward the achievement of these results.

Compensation Components

In 2012, our executive officer compensation program used the components identified in the following table:

Compensation Component	Objective	Target Market Position	Key Features
Base salary	• Provide a fixed level of cash compensation for performance of day-to-day responsibilities	• 50th percentile	• Annual adjustments are based on an individual’s current and expected future contribution and actual pay positioning relative to the market
Annual incentives	• Reward executives for the achievement of annual Company financial and operational goals and for the achievement of individual executive goals	• 50th percentile to the 75th percentile

• Cash payments based on Company and individual performance, with a high percentage (ranging from 60% to 80%) weighted on Company performance

• Company performance measures were silver and gold production, cash operating costs, adjusted operating cash flow, capital expenditures, safety, environmental compliance and stewardship and community relations

Compensation Component	Objective	Target Market Position	Key Features
Long-term incentives	• Align executives’ interests with those of shareholders, reward executives for the creation of long-term shareholder value and attract and retain highly-skilled executives	• 50th percentile to the 75th percentile

• Equity grants consisted of 1/3rd stock options, 1/3rd time-based restricted stock and 1/3rd performance shares

• Stock options and restricted stock vest ratably over three years, and performance shares vest based on total shareholder return over a three-year period relative to a peer group.

Benefits and perquisites	• Attract and retain highly-skilled executives • Provide internally equitable benefit offering to all employees to protect the welfare of our employees and their families	• Market median for all employees	• Participation in medical and retirement plans on same terms as all employees • Limited perquisites

Determining Executive Compensation

The Company’s compensation objectives and principles are supported in the compensation-setting process through a number of policies and processes.

Pay Mix:    In determining the mix of compensation components and the value of each component for each of the Company’s executive officers, including its NEOs, the Committee takes into account the executive’s role, the competitive market, individual and Company performance, and internal equity. Details of the various programs and how they support the overall business strategy are outlined below in “Compensation Components.” Consistent with a performance-based philosophy, the Company’s compensation program emphasizes pay at risk. The percentage of an executive’s compensation opportunity that is at risk or variable instead of fixed is based primarily on the executive’s role in the Company. Executives who are in a greater position to directly influence our overall performance have a larger portion of their pay at risk through short — and long-term incentive programs compared to other executives. The CEO has more pay at risk than the other NEOs, consistent with the competitive market.

Competitive Market Assessment:    The Committee annually reviews the compensation of the executives relative to the competitive market, based on assessments prepared by its consultants. This review typically takes place at the Committee’s regular first quarter meeting (historically between January and mid-March). The consultant’s assessment is typically prepared in the fourth quarter of the prior year, and includes an evaluation of base salary, annual and long-term incentive opportunities and practices, and overall total compensation practices. In preparing this assessment, the consultant analyzes publicly disclosed compensation data from a peer group of metal and mineral mining companies (see discussion below). The Committee relies on three reference points for peers, as described below.

Peer Groups:    As a member of the precious metals mining industry, the Company competes for executive talent with other precious metals mining companies, as well as with base metal and mineral mining companies. Comparable precious metals firms of comparable size and complexity are few — therefore, the Committee takes a balanced approach in its peer group selection. Each reference point is described in detail below.

Throughout this document, all references to peer group analysis and peer groups reflect a blend of these three reference points described below.

Mining Peer Group

First, the Committee uses its historical peer group composed primarily of companies in the precious metals mining industry of generally comparable size (albeit a broad range), level of complexity and scope of operations in either Canada or the United States. The Committee reviews the mining peers each year in consultation with the committee’s executive compensation consultant to determine its continued validity as a source of competitive compensation data, and adds or removes companies as appropriate based on the criteria mentioned above. The 2012 peer group consisted of the following companies:

Company	Annual Revenue ($) (in millions)	Market Capitalization ($) (in millions)	Corporate Location
Allied Nevada Gold	152	3,300	United States
AuRico Gold	402	2,320	Canada
Kinross Gold Corporation	3,943	11,760	Canada
Yamana Gold, Inc.	2,173	15,130	Canada
Agnico-Eagle Mines Limited	1,822	9,550	Canada
Centerra Gold Inc.(a)	1,020	2,510	Canada
Eldorado Gold Corporation	1,099	10,640	Canada
Pan American Silver Corporation	855	3,100	Canada
Stillwater Mining Company	905	1,230	United States
New Gold Inc.	660	4,950	Canada
Hecla Mining Company	478	1,720	United States
Alamos Gold Inc.	227	2,380	Canada
Median	880	3,200
Coeur d’Alene Mines Corporation	1,021	2,200	United States

(a)	In $US millions (except for Centerra, which is in $CDN millions) as of year-end fiscal 2011.

The Committee determined that these companies form a suitable peer group for the executive compensation review in 2012, based on the following considerations: the Company’s key labor market for executive talent consists primarily of these named companies; the Company’s level of complexity and scope of operations is similar to these companies (i.e., exploration and development of silver and gold mines, with operations in several foreign countries); and the Company’s size is comparable to these companies. Note that, in comparison to last year, the mining peers selected have changed modestly, as the group now includes Allied Nevada Gold, and no longer includes I AMGOLD Corporation and Goldcorp Inc. These changes were made to provide a closer relationship between the Company and the mining peer group annual revenue and market capitalization.

Secondary Peer Group

The Committee also received additional compensation information from a second peer group developed by Grant Thornton. Grant Thornton advised management that the following peer group would represent a typical peer group, based on best practices and an understanding of investor and proxy advisory firm expectations, while recognizing that the mining peer group is still an appropriate reference, considering the Company’s industry:

•	Identified 20 comparable peer companies based on the following factors

•	The GICS industry classification of Coeur

•	151040 Metals & Mining

•	15104010 Aluminum

•	15104020 Diversified Metals & Mining

•	15104030 Gold

•	15104040 Precious Metals and Minerals (Coeur)

•	15104050 Steel

•	15105020 Paper Products

•	Size constraints for both revenue and market capitalization

•	Revenue half to twice the size of Coeur

•	Market capitalization .25 to 4 times the size of Coeur

These peers are described below:

Company	Annual Revenue ($)	Total Assets ($)	Market Cap ($)	Corporate Location
Carpenter Technology Corp.	$2,029	$2,628	$2,545	United States
Metals USA Holdings Corp.	$1,886	$985	$580	United States
Suncoke Energy Inc.	$1,539	$1,942	$1,118	United States
Materion Corp.	$1,527	$772	$429	United States
Century Aluminum Co.	$1,356	$1,811	$715	United States
Kaiser Aluminum Corp.	$1,301	$1,321	$1,184	United States
Olympic Steel Inc.	$1,262	$707	$200	United States
Castle (A.M.) & CO.	$1,132	$822	$294	United States
Compass Minerals Intl. Inc.	$1,106	$1,206	$2,522	United States
Titanium Metals Corp.	$1,045	$1,622	$2,885	United States
Amcol International Corp.	$942	$843	$959	United States
Stillwater Mining Co.	$906	$1,404	$1,321	United States
Buckeye Technologies Inc.	$895	$837	$1,068	United States
Globe Specialty Metals Inc.	$706	$937	$1,054	United States
Thompson Creek Metals Co. Inc.	$669	$2,994	$508	United States
Haynes International Inc.	$580	$627	$595	United States
RTI International Metals Inc.	$530	$1,129	$758	United States
Hecla Mining Co.	$478	$1,396	$1,622	United States
Golden Star Resources Ltd.	$471	$728	$464	United States
Horsehead Holding Corp.	$451	$631	$403	United States
Median	$994	$1,057	$859
Coeur d’Alene Mines Corporation	$1,021	$3,264	$2,030	United States

Published Survey Data

Third, the Committee also relies upon published mining survey data, as provided to the Company. Specifically, the Company uses mining industry compensation data from surveys published by Hay Group and PricewaterhouseCoopers. These data points are relied upon, in particular if limited data is available from the custom peer groups described above. Care is taken to ensure data from these published sources are representative of pay practices for organizations comparable in organizational size and complexity.

Compensation Components

The specific rationale, design, determination of amounts and related information regarding each of the components of the Company’s executive officer compensation program are outlined below.

Base Salary

As described above in “Determining Executive Compensation,” we generally target base salaries at median levels of the competitive market. The Committee reviews executive salaries annually as part of its competitive market assessment and makes adjustments based on the actual positioning relative to market compared to the desired positioning, the individual executive’s position, organization level, scope of responsibility, tenure and experience, education and expected future contribution. Adjustments are typically approved at the Committee’s regular first quarter meeting and are applied retroactively to the beginning of the year.

The Committee approved the following base salary increases for the CEO and the other NEOs for 2012:

Named Executive Officer	2011 Base Salary	2012 Base Salary	Percentage Increase
Mitchell J. Krebs, President, CEO and Director	$500,000	$525,000	5.0%
Frank L. Hanagarne Jr., Sr. VP and Chief Financial Officer	$275,000	$310,000	12.7%
K. Leon Hardy, Sr. VP and Chief Operating Officer	$315,000	$340,000	7.9%
Donald J. Birak, Sr. VP, Exploration	$290,000	$290,000	0.0%
Luther J. Russell, Sr. VP, EHSSR	$240,000	$240,000	0.0%

Note that any salary increases provided were provided based on an annual assessment of performance, and current positioning relative to our market targets. Therefore, we provided 5% to 12.7% increases for our most senior executives, given the current below market positioning relative to market and meritorious performance, and provide no increases to Mr. Birak and Mr. Russell given current market positioning.

Below is a table showing the 2012 base salary for each NEO compared to the peer group data used by the Committee in its review of Coeur’s executive compensation:

		2012 Market Range		% Deviation From
Named Executive Officer	2012 Base Salary	50th Percentile	75th Percentile	50th Percentile	75th Percentile
Mitchell J. Krebs	$525,000	$696,000	$826,000	–25%	–36%
Frank L. Hanagarne Jr.	$310,000	$388,000	$458,000	–20%	–32%
K. Leon Hardy	$340,000	$391,000	$472,000	–13%	–28%
Donald J. Birak	$290,000	$250,000	$333,000	16%	–13%
Luther J. Russell	$240,000	$237,000	$247,000	1%	–3%

The salaries of our CEO and CFO are below target market because of their relatively short tenure in their current positions. The Compensation Committee has taken action in 2013 to move these executives closer to the target market ranges.

Annual Incentive Plan (“AIP”)

The AIP is an annual cash incentive plan that rewards executives for the achievement of annual Company financial and operational goals and for the achievement of individual executive goals.

AIP Target Opportunities:    Under the AIP, each executive has a target award opportunity expressed as a percentage of base salary established at the beginning of each year. The target award opportunities are determined based on the peer group, desired market positioning, the individual executive’s position, organization level, scope of responsibility and ability to impact our performance. Internal equity among the executives is also considered, to the extent that executives at the same organizational level will typically have the same target award opportunity. The target AIP award opportunities in 2012 were not changed from 2011 levels, and remain as follows:

	2011 Target AIP Opportunity	2012 Target AIP Opportunity	2012 Market Range
			50th	75th
Named Executive Officer	(% of Salary)	(% of Salary)	Percentile	Percentile
Mitchell J. Krebs	70%	70%	96%	106%
Frank L. Hanagarne Jr.	50%	50%	68%	80%
K. Leon Hardy	50%	50%	69%	161%
Donald J. Birak	50%	50%	55%	65%
Luther J. Russell	50%	50%	44%	49%

The AIP targets of our executives other than Mr. Russell are below the market range of the 50th – 75th percentile. Part of this is due to the legacy of targets historically below market and to the short tenure of our executive team. The Compensation Committee has taken action in 2013 to position these executives closer to our target market range.

Actual awards are paid after the end of each year and can range from 0% to 200% of the target awards, based on the actual performance of the Company relative to corporate AIP objectives and each individual executive relative to individual goals.

AIP Performance Measures and Weights:    For 2012, Company performance was measured against predetermined annual goals established by the Committee for the following six measures:

•	silver production, measured in ounces (20% weight);

•	gold production, measured in ounces (20% weight);

•	cash operating cost per silver-equivalent ounce produced (20% weight);

•	operating cash flow before changes in working capital (15% weight);

•	capital expenditures (15% weight); and

•	safety, environmental compliance and stewardship and community relations (10% weight).

The Committee selected these metrics based on the following considerations and objectives. For example, production, operating cash flow and capital expenditures meet the growth objective, and cash operating cost per ounce meets the profitability objective.

•	provide alignment with the Company’s business objectives and strategic priorities;

•	provide transparency to investors and executives;

•	balance growth and profitability; and

•	balance financial and operational performance.

In addition to Company measures, specific individual objectives are developed for each executive at the beginning of the year. These individual objectives are typically operational or strategic and intended to support the Company’s objectives. Objectives for executives other than the CEO are established by the CEO and reviewed by the Committee. Objectives for the CEO are established by the Committee and reviewed with the other independent members of the Board. The specific objectives for each executive are chosen to reflect each executive’s individual responsibilities, and can be grouped into the following broad categories:

•	major project execution;

•	department goals; and

•	personal development.

In 2012, 80% of the CEO’s AIP award was based on Company performance and 20% was based on the CEO’s individual performance. For the other NEOs, 70% was based on Company performance and 30% based on each NEO’s individual performance. The Committee evaluates the AIP performance measures and weighting each year to reflect the objectives of the plan and are consistent with the Committee’s stated compensation principles.

AIP Performance Goal Setting and Payout Leverage:    Management develops threshold, target and maximum performance goals for each AIP measure, as applicable, based primarily on internal budgets and forecasts and their probability of achievement. The Committee reviews the goals and adjusts them, as it deems appropriate, prior to granting its approval. Once the performance goals are set, they are not subject to change for that plan year without the specific approval of the Board. No adjustments were made to the 2012 goals.

For 2012, the AIP goals were set as follows (subject to adjustment for differences between budgeted and actual metals prices, as described below):

Measure	Weight	Threshold	Target	Maximum
Silver Production	20%	17,844,636	19,827,373	21,810,110
Gold Production	20%	193,788	242,235	278,570
Cash Operating Costs (silver-equivalent ounces)	20%	$9.17	$7.97	$6.38
Operating Cash Flow Before Changes in Working Capital	15%	$371,522	$464,402	$557,282
Capital Expenditures	15%	$103,996	$129,995	$155,994
Safety, Environmental Compliance, and CSR	10%	B–	B+	A+

For 2012, the threshold and maximum goals for silver production, cash operating costs, operating cash flow and capital expenditures goals represented a +/- 10% variance around target. The goals for gold production represented a wider +/- 20% variance around target, due to the comparatively lower level of maturity of the Company’s gold mining operations that decreased expectations of reliability of the budgeted production levels. Safety, environmental compliance and stewardship and community relations performance are each measured on a grading scale by the Environmental, Health, Safety and Social Responsibility Committee of the Board, based on a discretionary performance assessment that relies on the judgment of the Committee. However, this assessment is based not just on subjective goals but also on several quantifiable objectives, including the following:

•	Safety: reportable and lost time incidents; safety training; safety audit findings and response;

•	Environmental Compliance and Stewardship: number of accidents or incidents; compliance with permits; environmental training; environmental audit findings and response;

•	Community Relations: completion of at least two community relations projects in each location.

All measures pay out at 100% for target performance. All measures but capital expenditures pay out at 50% of target for threshold performance, at 0% of target if threshold performance is not achieved, and at 200% of target for performance that meets or exceeds the maximum, except for the silver production measure which pays out at 150% for performance that meets or exceeds the maximum. Payouts are interpolated for performance between threshold and target and between target and maximum. Payouts for safety, environmental compliance and stewardship and community relations performance are averaged to determine the actual payout. Capital expenditures pays out at 100% of target for performance between threshold and maximum, subject to the Committee’s discretion to adjust the award up or down based on qualitative factors. This approach promotes efficient use of capital while not encouraging under-investment.

Many of the individual objectives established for the executives are objective and quantifiable, which helps to ensure accountability for results. Others, however, are subjective by nature, which requires the exercise of discretion and judgment to assess performance attainment. AIP payouts for individual performance range from 0% to 200% of target, as follows:

Individual Performance Standard	Payout (% of target)
Well Above Expected	200%
Above Expected	150%
Meets Expected	100%
Below Expected	50%
Well Below Expected	0%

AIP Earned Awards:    Following the end of the year, the Committee reviews the Company’s actual performance and determines the extent of goal achievement. The Committee adjusts the cash operating costs and operating cash flow goals to reflect actual metal prices during the year that differed from the assumptions that went into setting the goals. This is done in order to make the goals neutral to fluctuations in the market prices of silver and gold, which are beyond the control of the Company and its executives. The Committee makes this adjustment in the interest of fairness to both the executives and shareholders.

In addition, following the end of the year, the CEO reviews and reports to the Committee the performance of the other executives on their individual objectives and determines the level of achievement compared to target for each executive. The Committee, together with the other independent members of the Board, reviews the performance of the CEO on his individual objectives and determines the level of achievement compared to target. Determining the overall level of achievement for each executive on his or her individual objectives includes a significant discretionary assessment. AIP awards are normally paid in cash no later than March 15 following the end of the AIP plan year, subject to withholding of applicable taxes.

2012 AIP Calculation and Payments:    For 2012, the payout percentage for Company performance was 54% of target, calculated as follows:

Measure	2012 Performance	Payout (% of target)	Weight	Weighted Payout (% of target)
Silver Production	18,025,206 ozs	55%	20%	11%
Gold Production	226,486 ozs	83%	20%	17%
Cash Operating Costs (silver-equivalent ounces)	$11.04/oz	0%	20%	0%
Operating Cash Flow Before Working Capital	$338,713	0%	15%	0%
Capital Expenditures	$115,641	100%	15%	15%
Safety, Environmental Compliance, and CSR	B–, A, A	117%	10%	12%
Total				54%

The level of individual performance achievement for our NEOs in 2012 was assessed as follows:

Named Executive Officer	2012 AIP Individual Annual Percentage	Individual Performance Categories
Mitchell J. Krebs	150%	Strong overall financial and operating performance Closing key strategic transactions Improving safety and CSR performance Stabilizing Kensington operations Implementing crisis management plan
Frank L. Hanagarne Jr.	100%	Credit facility management Strategic financial analysis Division communication and project management
K. Leon Hardy	95%	Crisis management Operational efficiency Business development
Donald J. Birak	100%	Exploration strategies Business development
Luther J. Russell	90%	Permitting and regulatory compliance Safety

For 2012, based on Company and individual NEO performance achievement as a percentage of target and the performance weights described above, the Committee approved annual incentive payments to the NEOs (together with the other independent members of the Board for the CEO) as follows:

	Actual 2012 AIP Payment
Named Executive Officer	$ Amount	% of Salary	% of Target
Mitchell J. Krebs	$232,260	44%	68%
Frank L. Hanagarne Jr.	$105,090	34%	68%
K. Leon Hardy	$112,710	33%	66%
Donald J. Birak	$98,310	34%	68%
Luther J. Russell	$77,760	32%	65%

Long-Term Incentive Plan (“LTIP”)

The primary purpose of our long-term incentive plan is to align the interests of our executives with those of our shareholders by rewarding the executives for creating shareholder value over the long term. The LTIP is also an effective vehicle for attracting and retaining executive talent in the highly competitive mining market.

Forms and Mix of Long-Term Incentive Compensation:    The Company’s 2003 Long-Term Incentive Plan provides for the award of stock options and stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, and cash-based awards. The Committee generally uses stock options, restricted stock and performance shares in its LTIP grants to executives, with one-third of the total long-term incentive value granted in 2012 in each of these three forms of equity. The Committee believes that this mix provides alignment with shareholder interests and balances incentive and retention needs, while minimizing share dilution. Stock options provide alignment with shareholder interests by focusing the executives on creating shareholder value over the long-term through share price appreciation. Restricted stock is granted with a three-year ratable service vesting requirement for retention purposes, while also providing alignment with shareholders through actual share ownership. Performance shares for 2012 were earned based on total shareholder return (“TSR”) performance relative to the companies in our mining peer group.

For 2013, in order to make overall annual LTIP awards more performance-based and further align executives’ interests with those of shareholders, the Committee determined to increase the proportion of annual LTIP awards granted in the form of performance shares to 50%, with stock options and restricted stock each comprising 25% of total grant value. To drive performance against objective internal goals in addition to relative performance versus peers, the Committee provided that 25% of 2013 performance share awards would vest based on performance against each of two critical long-term goals, three-year changes in reserves and resources per share and operating cash flow per share, with the remaining 50% vesting based on Relative TSR as in prior years.

In 2013, the Committee changed the proportion of annual LTIP awards granted to further align executives with the interests of shareholders and increase the percentage of LTIP that is performance based. Performance shares now constitute 50% of an executive’s LTIP award with stock options and restricted stock comprising 25% each of total value. The Company’s LTIP award program places emphasis on key metrics imperative to the long-term sustainability of the business. 50% vesting will continue to be related to relative TSR versus our peer group. 25% of 2013 performance share awards will vest based on three-year change in reserves and resources.

LTIP grants are made annually. This enables the Committee to adjust levels, forms, and composition of long-term incentive grants, to respond to changes in the precious metal mining industry and the broader market, as well as to respond to Company-specific challenges. The Committee does not consider prior equity awards when determining annual equity awards to executives.

Timing of Long-Term Incentive Awards:    The Committee typically makes annual long-term incentive grants to the Company’s executives at its regular first quarter meeting, based on the grant levels that were approved by the Committee for the prior year. For 2012, the grants were approved at the December 2011 Committee meeting. Grants to the CEO are approved by all independent members of the Board, instead of the Committee. Grants to the non-CEO executive officers are approved by the Committee, based on the recommendations of the CEO. The Committee meeting date is the effective grant date for equity grants, unless Board approval is required. The exercise price for stock options is the greater of the closing price of the stock on the day of grant (or the next market day if the grant day falls on a weekend or other non-market day) or the par value per share. For executives who are hired or appointed during the year, the Committee recommends compensation levels in connection with the Board’s appointment of the executive and may approve equity grants for the executive. The Committee does not coordinate the timing of equity awards with the release of material, non-public information.

LTIP Grant Levels:    The Committee has established grant levels of long-term incentives for each executive, expressed as a percentage of base salary. The levels are determined based on the peer group and the desired market positioning, the individual executive’s position, organization level, scope of responsibility and ability to impact performance. Internal equity among executives is also considered, to the extent that executives at the same organizational level will typically have the same LTIP grant percentage. The total value of each executive’s annual LTIP grant is determined by multiplying the LTIP grant percentage previously approved by the Committee by the executive’s base salary in the prior year. For grants made in 2012, the long-term incentive grant values as a percentage of base salary for our NEOs were as follows (unchanged from 2011):

	2012 LTIP Grant		2012 Market Range
Named Executive Officer	% of Salary	$ Amount	50th Percentile	75th Percentile
Mitchell J. Krebs	240%	$1,260,000	245%	377%
Frank L. Hanagarne Jr.	190%	$589,000	146%	231%
K. Leon Hardy	190%	$646,000	88%	241%
Donald J. Birak	190%	$551,000	172%	253%
Luther J. Russell	190%	$427,500	63%	99%

Stock Options:    In 2012, stock options represented one-third of the LTIP value granted to the Company’s executives (including our NEOs). The number of options granted is determined by dividing the total option grant value by the Black-Scholes value of a single option. The Committee believes that options provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term business strategies. Stock options are issued with an exercise price of the closing market price per share of our common stock on the New York Stock Exchange on the grant date (or the previous trading day if the grant date is not a trading day) to assure that executives will receive a benefit only when the stock price increases. Stock options therefore align executives’ interests with those of shareholders. Stock options generally have value for the executive only if the executive remains employed for the period required for the options to vest. Stock options therefore provide retention value. Stock options granted in 2012 vest at a rate of one third per year and expire at the end of ten years (or earlier in the case of termination of employment).

Restricted Stock:    In 2012, restricted stock represented one-third of the LTIP value granted to Coeur’s executives (including our NEOs). The number of restricted shares granted is determined by dividing the total restricted stock grant value by the closing market price per share of our common stock on the New York Stock Exchange on the grant date (or the previous trading day if the grant date is not a trading day). The Committee believes that restricted stock aligns executives’ interests with those of shareholders via actual share ownership, and vesting requirements provide retention value and therefore also continuity in the Company’s senior leadership team. Restricted stock also balances the more volatile rewards associated with stock options by providing value to the executives even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the executives (for example, a drop in the market prices of silver and gold). Holders of restricted stock may, if the Committee so determines, receive dividends, if any, and exercise voting rights on their restricted stock during the period of restriction. There are no performance restrictions associated with the grants of restricted stock. The Committee may grant restricted stock with alternative vesting schedules or with performance restrictions as deemed necessary to achieve the desired business goals.

Performance Shares:    In 2012, performance shares represented one-third of the LTIP value granted to Coeur’s executives (including our NEOs). The target number of performance shares granted is determined by dividing the performance share grant value by the closing market price per share of our common stock on the New York Stock Exchange on the grant date (or the previous trading day if the grant date is not a trading day). Performance is measured over a three-year period in comparison to the peer group described above. Performance shares are earned based on our TSR performance over a three-year period relative to our peer group. TSR is defined as stock price appreciation plus dividends and any cash-equivalent distributions. TSR is calculated using the three-month average share price at the beginning and end of the period (i.e., three-month averages ending December 31, 2011 and December 31, 2014 for the 2012–2014 grant). This measure is intended to focus the Company’s executives on creating shareholder value, while further aligning executives’ interests with those of shareholders via the use of shares. Performance is measured relative to peers in order to mitigate the impact of metal prices on the ultimate award value, as the share prices of our peers are similarly influenced by realized metal prices. Measuring TSR relative to peers also aligns executives’ interests with those of shareholders by rewarding the creation of shareholder value in excess of what our shareholders could realize by investing in other companies in our industry. For the 2012–2014 performance period, the relative TSR performance scale and the corresponding number of shares that can be earned as a percentage of target were set by the Committee as follows (unchanged from prior performance periods):

Performance Level	TSR Percentile Rank (vs. Peer Group)	Number of Shares Earned (% of Target)
Maximum	75th percentile	200% of target
Target	50th percentile	100% of target
Threshold	25th percentile	25% of target

No performance shares are earned if the Company’s performance is below threshold. The number of performance shares earned is interpolated for relative TSR performance between threshold and target levels and for performance between target and maximum levels. Shares of Coeur common stock are issued to the participant based on the number of performance shares earned. For grants of cash-settled performance units, an equivalent cash payment is made to the participant based on the number of performance units earned.

For the 2010–2012 performance period, the Company performed above the 75th percentile of the peer group and therefore 200% of the target number of performance shares and performance units were earned. The table below sets forth the threshold, target and maximum TSR performance levels for the 2010–2012 performance period, corresponding respectively to the 25th, 50th and 75th percentile TSR performance of the peer group, and the Company’s TSR performance.

Performance Level	2010-2012 Actual TSR (Annualized)	Number of Shares Earned (% of Target)
Maximum (75th percentile)	4.93%	200% of target
Target (50th percentile)	1.12%	100% of target
Threshold (25th percentile)	–5.02%	25% of target
Coeur	6.48%	200% of target

The following number of cash-settled performance units were earned and paid to our NEOs in the first quarter of 2013 for the 2010–2012 performance period:

Named Executive Officer	# of Cash-Settled Units*	% of Performance Units Over Target**	Value Realized
Mitchell J. Krebs	7,953	200%	$334,583
Frank L. Hanagarne Jr.***	N/A	N/A	N/A
K. Leon Hardy****	6,970	200%	$171,462
Donald J. Birak	7,953	200%	$334,583
Luther J. Russell	2,955	200%	$124,317

*	All grants of performance units for the 2010-2012 were granted as cash-settled units.

**	Performance units were granted at 1/3 of the overall annual long-term incentive plan targets for participants, based on their position in 2010.

***	Mr. Hanagarne was not with the Company at the time of grant.

****	Mr. Hardy was paid on January 31, 2013 based on the December 31, 2012 stock value in connection with his retirement while the remaining NEOs were paid in March based on the March 1, 2013 stock value.

Benefits and Perquisites

The primary purpose of providing benefits and limited perquisites to the Company’s executives is to attract and retain talent to lead the Company. The Committee intends the type and value of benefits and perquisites offered to be market competitive. Details of the benefits and perquisites provided to our NEOs are disclosed in the “All Other Compensation” column of the 2012 Summary Compensation Table set forth in this proxy statement.

The primary benefits for the Company’s executives include participation in the Company’s broad-based plans: the 401(k) and defined contribution retirement plans (which includes matching Company contributions), medical, dental and vision coverage, various Company-paid insurance plans, including disability and life insurance, paid time off and paid holidays. The Company also provides certain expatriate benefits and supplementary allowances to its expatriate employees, as the Company deems appropriate and consistent with typical market practices.

With respect to perquisites, the Company prefers to take a minimalist approach. In general, the Company will provide a specific perquisite only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value, such as ensuring the health of the executives. In addition, perquisites that promote efficient performance of the Company’s executives are also considered. The limited perquisites the Company provides its executives may include an automobile allowance or Company vehicle and health exams.

2013 Executive Total Compensation Strategy

As described in summary manner above, the 2013 executive compensation program will continue to be consistent with the Company’s total compensation philosophy. However, recognizing the continuing need to refine our pay strategies based on our evolving business strategy, we have made refinements for the performance period beginning in 2013. Changes are highlighted below:

Base Salary: Our base salary adjustments for executives in 2013 were generally conservative, consistent with adjustments made in 2012. However, as with last year, a select group of executives received market adjustments in order to make progress towards, but not above, the 50th percentile.

Annual Incentive Plan: Annual incentive opportunities remain generally consistent with 2012, except movement for the three executives currently below market. Weighting on organizational versus individual performance remains comparable.

We have reduced the number of organizational metrics for 2013, based on industry metrics and our primary objectives for 2013. Specifically, our annual incentive awards will be based equally on the following balanced scorecard metrics that we believe align with shareholder value creation:

•	Silver equivalent production (ounces)

•	Cash operating cost per silver equivalent ounce

•	Operating cash flow after changes in working capital

•	Safety and environmental performance

Long-Term Incentive Plan:    Our long-term incentive opportunities will remain generally consistent with 2012, except to the extent those opportunities are below our intended targets of the 50th to 75th percentile of peers. Given that the Company emphasizes performance-based pay more so than other peers, and by increasing our emphasis on performance shares, we believe these targets are appropriate, particularly considering that we believe realizable and realized pay will pay comparable to market only to the extent we achieve performance that is at or above performance of our peers.

As indicated above, the primary change to our long-term incentive plan is our increased emphasis on performance shares, with 50% of equity provided in the form of performance shares, and 25% each on stock options and restricted stock.

Additionally, our performance share plan will have equal weight on relative TSR (only metric in 2012) and internally established metrics we believe represent our strategic long-term metrics, given our industry (three-year change in reserves and resources per share and three-year change in operating cash flow per share).

Qualified and Non-Qualified Benefits: No changes, with benefits below market relative to peer company practices for executives.

Employment Agreements

As of December 31, 2012, the Company had employment agreements with each of its NEOs except for Donald J. Birak. Each such agreement specifies the terms and conditions of employment, the duties and responsibilities of the executive during the term, the compensation and benefits to be provided by the Company in exchange for the executive’s services, the compensation and benefits to be provided by the Company in the event of a qualifying termination of employment not preceded by a change in control of the Company, and the compensation and benefits to be provided by the Company in the event of a qualifying termination of employment that is preceded by a change in control of the Company. The Company is phasing out non-CEO executive employment agreements and change-in-control agreements in favor of uniform coverage of its non-CEO executives under the Company’s Executive Severance Policy. Accordingly, the Company does not expect to renew its employment agreements with Frank L. Hanagarne Jr. and Luther J. Russell when their employment agreements expire on June 30, 2013. K. Leon Hardy’s employment agreement expired on December 31, 2012, the date he retired as Chief Operating Officer.

All of the employment agreements, severance and change-in-control provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company periodically reviews, along with the Committee, the benefits provided under the agreements to ensure they continue to serve the Company’s interests in retaining these key executives.

Termination of Employment/Severance and Change-in-Control Arrangements

As of December 31, 2012, the Company had change-in-control arrangements with each of the NEOs, which arrangements provide for certain benefits that would be payable to the executives in the event of certain terminations in connection with a change in control.

The Committee believes severance arrangements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a highly competitive market. Regarding the change in control provisions, the Committee believes that these arrangements provide reasonable compensation in the unique circumstances of a change in control not provided by the Company’s other compensation programs. The Committee believes that change in control benefits, if structured appropriately, minimize the distraction caused by a potential change in control transaction and reduce the risk that key talent leaves the Company before a change in control transaction closes. The Committee also believes that these provisions motivate executives to make decisions in the best interests of the shareholders should a transaction take place by providing executives with the necessary job stability and financial security during a change in control transaction (and the subsequent period of uncertainty) to help them remain focused on managing the Company rather than on their own personal employment. The Committee believes that all of these objectives serve the shareholders’ interests.

The arrangements provide that in the event the payment provided would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, the payment will be reduced to the amount that will result in no portion being subject to the excise tax. This limits the exposure of the Company and the executives to the parachute payment rules.

Executive Severance Policy

Effective January 1, 2012, the Company adopted an Executive Severance Policy that provides certain benefits upon severance for executive officers or key employees designated by the Committee. The Board adopted the Policy to move toward a uniform program and reduce the number of individual employment and change in control agreements with its officers.

In December 2012, the Company amended the LTIP and related forms of award agreements to provide for “double-trigger” change in control severance and accelerated vesting of equity awards, which requires a qualifying termination of employment in addition to a change in control.

Supplementary Compensation Policies

The Committee has established additional policies to ensure the overall compensation structure is responsive to shareholder interests and competitive with the market. These specific policies are outlined below.

In late 2010 the Board adopted share ownership guidelines calling for each director to hold common shares equal to three years’ worth of the cash component of the director’s annual retainer. In addition, we require our directors to take one half of their annual retainer in Company common stock. In March 2012, the Board adopted share ownership guidelines calling for each executive officer to hold common shares requiring vice presidents to hold common shares worth at least one and one-half annual base salary, requiring executive and senior vice presidents to hold common shares worth at least two times annual base salary and requiring the CEO to hold common shares worth at least three times annual base salary, within five years of becoming subject to the guidelines. Unvested shares of time-vesting restricted stock count toward the guideline, but unexercised stock options and unearned performance shares do not. The Committee has determined that each executive officer is making satisfactory progress toward the applicable level of stock ownership.

In July 2012, the Company amended its insider trading policy to include certain anti-hedging policies. Specifically, insiders are prohibited from engaging in hedging or other transactions with derivative securities that derive their value from the Company’s common stock. This prohibition applies to trading in Coeur-based put and call option contracts and transacting in straddles and similar transactions, except holding and exercising options or other derivative securities granted under Coeur’s equity incentive plans.

In December 2012, the Board adopted a “clawback” policy providing for the recovery of incentive compensation in certain circumstances. Under the clawback policy, if the Board determines that there has been a restatement due to material noncompliance with a financial reporting requirement, then the Board will seek recovery of all incentive payments that were made to executive officers, and all performance-based equity awards granted to executive officers that vested, in each case, on the basis of having met or exceeded performance targets in grants or awards made after December 18, 2012 during the fiscal year prior to the filing of the Current Report on Form 8-K announcing the restatement, if the payments or vesting would have been lower had they been calculated based on the restated results, and if the relevant executive officers are found personally responsible for the restatement, as determined by the Board.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid by a public company to certain of its most highly compensated executives to $1 million, per executive, per year. However, there are exceptions for payments made by a public company due to death, disability, a change in control or for those payments that are performance based. The Committee has designed the stock options and performance shares granted to the Company’s NEOs under the 2003 Long-Term Incentive Plan with the intent to qualify under Section 162(m) as performance-based compensation. The Committee also designed the portion of the Annual Incentive Plan that pays out based on the achievement of corporate goals with the intent to qualify under Section 162(m). The application of Section 162(m) is complex, however, and may change with time (with potentially retroactive effect). Grants of service-vesting restricted stock are not performance-based, and therefore are potentially not deductible. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation. The Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives, and to promote business objectives that may not necessarily align with the requirements for full deductibility under Section 162(m). Consequently, the Committee has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

2012 SUMMARY COMPENSATION TABLE

Set forth below is information regarding compensation earned by or paid or awarded to all persons serving as our CEO, CFO and the other three most highly compensated executive officers during 2012 (the “Named Executive Officers” or “NEOs”) for the years ended December 31, 2010, 2011 and 2012 (except Mr. Hanagarne, who joined the Company in 2011, and Mr. Russell, who first became an NEO with respect to 2012 compensation).

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Mitchell J. Krebs	2012	525,000	0	1,000,556	399,855	232,260	64,001	2,221,672
President, Chief Executive	2011	396,204	613,262	912,811	205,694	267,400	31,661	2,427,032
Officer & Director	2010	289,000	0	281,059	134,210	159,672	131,609	995,550
Frank L. Hanagarne, Jr.	2012	310,000	0	435,620	174,105	105,090	184,691	1,209,506
Senior Vice President,	2011	68,750	170,575	111,420	43,469	29,425	29,856	453,495
Chief Operating Officer &
Chief Financial Officer
Donald J. Birak	2012	290,000	0	459,421	183,593	98,310	46,264	1,077,588
Senior Vice President	2011	290,000	0	828,290	200,702	106,720	43,669	1,469,381
Exploration	2010	282,000	0	281,059	134,210	141,705	42,317	881,291
Luther J. Russell	2012	240,000	0	356,398	142,443	77,760	41,217	857,818
Senior Vice President,
Environmental, Health, Safety and Social Responsibility
K. Leon Hardy	2012	340,000	0	376,899	64,916	112,710	1,435,602	2,330,127
Former Senior Vice President &	2011	315,000	0	934,724	195,728	134,820	43,583	1,623,855
Chief Operating Officer	2010	275,000	0	246,320	117,616	148,500	41,237	828,673

Explanatory Notes:

(a)	The dollar value of bonus earned during the fiscal year. Mr. Krebs received a discretionary bonus payment in 2011 on his promotion to President & CEO relating to finalizing his relocation and for continuing to serve as CFO as well as President & CEO until Mr. Hanagarne joined the Company. Also in 2011, a sign-on bonus was paid to Mr. Hanagarne recognizing the potential compensation from his prior company he forfeited in joining the Company at the time he did.

(b)	Set forth below is the aggregate grant date fair value of stock awards, as calculated in accordance with FASB ASC 718, for the year ended December 31, 2012:

	Restricted share award	Performance share award
Mr. Krebs	$399,991	$600,565
Mr. Hanagarne	$174,147	$261,473
Mr. Birak	$183,662	$275,759
Mr. Russell	$142,477	$213,921
Mr. Hardy	$199,484	$177,415

As explained in the narrative of this proxy statement, the restricted share awards vest one-third on the first anniversary of the award, one-third on the second anniversary of the award and one-third on the third anniversary of the award.

The actual value to the NEO of performance share and performance unit portions of the grants is dependent upon meeting certain performance criteria over a three-year performance period, as explained in

“Compensation Discussion and Analysis”. The most probable value of the 2012 performance unit grant is shown in the above table, while the maximum value of these 2012 grants is as follows: for Mr. Krebs $799,882; for Mr. Hanagarne $348,294; for Mr. Hardy $398,968; for Mr. Russell $284,954, and for Mr. Birak $367,324. For additional information see Note 17 to the Company’s audited financial statements for the year ended December 31, 2012 (the “2012 Financial Statements”).

(c)	The aggregate grant date fair value of option awards, as calculated in accordance with FASB ASC 718, for the year ended December 31, 2012. As explained in the narrative of this proxy statement, these awards vest one-third on the first anniversary of the award, one-third on the second anniversary of the award and one-third on the third anniversary of the award. For additional information see Note 17 to the 2012 Financial Statements.

(d)	The dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans (i.e., amounts earned, not paid out) and all earnings on any outstanding awards. These amounts were paid to the executives on March 8, 2013. The criteria for such awards are described in detail in “Compensation Discussion and Analysis”.

(e)	All other compensation, including perquisites and amounts paid or accrued under termination arrangements. Mr. Krebs, Mr. Hanagarne, Mr. Birak, Mr. Russell and Mr. Hardy received vehicle allowances of $12,170, $12,000, $12,000, $12,000 and $12,000 during the year, respectively. Mr. Hanagarne received relocation benefits in the amount of $138,934 during the year; Mr. Krebs received $109 in automobile licensing reimbursement and Mr. Hanagarne received $4,972 in medical expense reimbursement and $4,753 in tax services. Mr. Krebs, Mr. Hanagarne, Mr. Birak, Mr. Russell and Mr. Hardy received excess group term life insurance valued at $1,140, $4,032, $3,580, $4,652, and $4,902 for the year, respectively. Mr. Krebs, Mr. Birak, Mr. Russell and Mr. Hardy received disability insurance coverage whose premiums were $11,239, $1,350, $1,845, and $2,417 during the year, respectively. The figures also include contributions to the Defined Contribution and 401(k) Retirement Plan (the “Retirement Plan”). All U.S. employees are eligible to participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board and may not exceed 15% of the participants’ aggregate compensation. For the year 2012, the contribution was 4%. For 2012, each NEO received a contribution of $10,000 to the Retirement Plan. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 100% of compensation, subject to a maximum contribution of $17,000 and an additional $5,500 catch-up if age 50 or over. The Company contributes an amount equal to 100% of the first 3% of an employee’s contribution and 50% of the next 2% of an employee’s contribution. For 2012, each NEO received a company matching contribution to the Employee Savings Plan of $10,000. Defined contributions under the Retirement Plan are fully vested after six years of employment and the Company’s match contribution vests immediately. Retirement benefits under the Retirement Plan and the Employee Savings Plan are based on a participant’s investment fund account upon retirement. For 2012, each of Messrs. Krebs, Hardy, Birak and Russell were paid an additional amount based on 4% of their compensation in excess of the above-referenced Retirement Plan limit of $19,344, $10,925, $9,335 and $2,720 respectively. In connection with his retirement, Mr. Hardy received $17,558 in accrued vacation, $1,135,684 from the accelerated vesting of 41,466 restricted stock and performance stock shares and units, $171,462 for the achievement of the maximum performance from the March 2, 2010 grant of performance units, $35,384 from the accelerated vesting of 3,846 cash settled stock appreciation rights with an exercise value of $15.40, $12,800 in the forgiveness of tax equalization payments and $12,471 in tax gross ups on the forgiveness of the tax equalization payments.

(f)	On September 20, 2012, K. Leon Hardy notified the Company of his retirement as Senior Vice President and Chief Operating Officer effective January 1, 2013. In connection with the modification of his equity awards to reflect the accelerated vesting of those awards, the Company took an accounting charge of $594,098 that is not reflected in the above table.

2012 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were made to the NEOs during 2012 including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to an NEO during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FASB ASC 718. Non-equity incentive plan awards are awards that are not subject to FASB ASC 718 and are intended to serve as an incentive for performance to occur over a specified period.

Name	Grant Date (a)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(d)	All Other Option Awards: Number of Securities Underlying Options (#)(e)	Exercise or Base Price of Option Awards ($/Sh)(f)	Grant Date Fair Value of Stock and Option Award (g)
		Threshold ($)(b)	Target ($)(b)	Maximum ($)(b)	Threshold (#)(c)	Target (#)(c)	Maximum (#)(c)
Mitchell J. Krebs		205,800	367,500	720,300
	1/31/2012				3,615	14,461	28,922				$600,565
	1/31/2012							14,461			$399,991
	1/31/2012								22,631	27.66	$399,855
Frank L. Hanagarne Jr.		85,638	155,000	304,575
	1/31/2012				1,574	6,296	12,592				$261,473
	1/31/2012							6,296			$174,147
	1/31/2012								9,854	27.66	$174,105
Donald J. Birak		80,113	145,000	284,925
	1/31/2012				1,660	6,640	13,280				$275,279
	1/31/2012							6,640			$183,662
	1/31/2012								10,391	27.66	$183,593
Luther J. Russell		66,300	120,000	235,800
	1/31/2012				1,288	5,151	10,302				$213,921
	1/31/2012							5,151			$142,477
	1/31/2012								8,062	27.66	$142,477
K. Leon Hardy		93,925	170,000	334,050
	1/31/2012				1,803	7,212	14,424				$177,415
	1/31/2012							7,212			$199,484
	1/31/2012								11,287	27.66	$69,619

Explanatory Notes:

(a)	Dates of Grants for 2012 under the LTIP.

(b)	The applicable range of estimated payouts under the AIP denominated in dollars (threshold, target, and maximum amount).

(c)	The number of performance shares to be paid out or vested upon satisfaction of the conditions in question within the applicable range of estimated payouts (threshold at 25%, target at 100%, and maximum amount at 200%) as determined by the Company’s three-year relative total shareholder return compared to its mining peer group. Please refer to the discussion in “Compensation Discussion and Analysis — Compensation Components — Long-Term Incentive Plan (‘LTIP’)”.

(d)	The number of restricted shares granted in the fiscal year that are not required to be disclosed in columns (f) and (g). This column consists of the annual restricted share grants as described above in the “Compensation Discussion and Analysis — Compensation Components — Long Term Incentive Plan (‘LTIP’)”.

(e)	The number of stock options granted in the fiscal year.

(f)	The per-share exercise or base price of the stock options granted in the fiscal year.

(g)	Fair Market Value of stock and options granted on the award date.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF

PLAN-BASED AWARDS TABLE

Employment Agreements

Mitchell J. Krebs

Effective July 12, 2011, the Company entered into an employment agreement with Mitchell J. Krebs providing for a term of employment as President and Chief Executive Officer through June 30, 2013 unless terminated or modified by the Company by written notice, subject to the terms and conditions of the agreement. Mr. Krebs’ employment agreement calls for a base salary of $500,000, subject to adjustment, plus annual incentive compensation. Mr. Krebs’ employment agreement includes change-in-control provisions, the terms of which are described under “Potential Payments Upon Termination or Change-in-Control — Change-in-Control Arrangement with Mr. Krebs.”

Frank L. Hanagarne

Effective October 1, 2011, the Company entered into an employment agreement with Frank L. Hanagarne Jr. providing for a term of employment as Senior Vice President and Chief Financial Officer through June 30, 2013. This agreement calls for a base salary of $275,000, subject to adjustment, plus annual incentive compensation. Mr. Hanagarne’s employment agreement includes change-in-control provisions as described below under “Potential Payments Upon Termination or Change-in-Control — Change-in-Control Arrangements with Mr. Hanagarne, Mr. Hardy and Mr. Russell.”

Donald J. Birak

Donald J. Birak does not have an employment agreement with the Company, and is instead covered by the Company’s Executive Severance Policy described under “Termination of Employment/Severance and Change-in-Control Arrangements — Executive Severance Policy.”

Luther J. Russell

Effective December 31, 2011, the Company entered into an employment agreement with Luther J. Russell providing for a term of employment as Senior Vice President, Environmental, Health, Safety and Social Responsibility through June 30, 2013. This agreement calls for a base salary of $225,000, subject to adjustment, plus annual incentive compensation. Mr. Russell’s employment agreement includes change-in-control provisions as described below under “Potential Payments Upon Termination or Change-in-Control — Change-in-Control Arrangements with Mr. Hanagarne, Mr. Hardy and Mr. Russell.”

K. Leon Hardy

Effective December 31, 2011, the Company entered into an employment agreement with K. Leon Hardy providing for a term of employment as Senior Vice President and Chief Operating Officer through December 31, 2012 at a base salary of $315,000 plus annual incentive compensation. Mr. Hardy’s employment agreement included change-in-control provisions, which are described below under “Potential Payments Upon Termination or Change-in-Control — Change-in-Control Arrangements with Mr. Hanagarne, Mr. Hardy and Mr. Russell.” Mr. Hardy’s employment agreement with the Company expired on December 31, 2012 and, effective January 1, 2013, Mr. Hardy retired as Senior Vice President and Chief Operating Officer of the Company.

OUTSTANDING EQUITY AWARDS AT 2012 YEAR-END

The following table sets forth information on outstanding option and stock awards held by the NEOs on December 31, 2012, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Mitchell J. Krebs	1,584	0		70.90	2/19/2014	32,348	795,761	29,081	715,393
	2,843	0		39.20	2/16/2015
	1,536	0		51.40	2/20/2016
	2,051	0		39.90	3/20/2017
	2,183	0		48.50	1/10/2018
	10,275	0		10.00	2/3/2019
	8,778	4,389		15.40	3/2/2020
	3,832	7,664		27.45	1/3/2021
	0	22,631		27.66	1/31/2022
Frank L. Hanagarne Jr.	1,083	2,166		20.90	10/3/2021	7,684	189,026	8,379	206,123
	0	9,854		27.66	1/31/2022
Donald J. Birak	2,255	0		70.90	2/19/2014	22,642	556,993	21,099	519,035
	4,047	0		39.20	2/16/2015
	1,944	0		51.40	2/20/2016
	2,741	0		39.90	3/20/2017
	2,916	0		48.50	1/10/2018
	14,872	0		10.00	2/3/2019
	4,389	4,389		15.40	3/2/2020
	3,739	7,478		27.45	1/3/2021
	0	10,391		27.66	1/31/2022
Luther J. Russell	829	0		51.40	2/20/2016	9,636	237,046	13,357	328,582
	1,176	0		39.90	3/20/2017
	1,251	0		48.50	1/10/2018
	1,631	1,630		15.40	3/2/2020
	982	1,963		27.45	1/3/2021
	2,030	4,058		26.98	5/9/2021
	0	8,062		27.66	1/31/2022
K. Leon Hardy	890	0		39.90	3/20/2017	0	0	0	0
	947	0		48.50	1/10/2018
	2,428	0		24.20	7/8/2018
	3,846	0		15.40	3/2/2020
	10,939	0		27.45	1/3/2021
	11,287	0		27.66	1/31/2022

Explanatory Notes:

(a)	Options that expire 2/19/14 through 2/3/19 were fully vested as of December 31, 2012; options that expire 3/2/20 vest one-third annually beginning 3/2/11; options that expire 1/3/21 vest one-third annually beginning 1/3/12; options that expire 5/9/21 vest one-third annually beginning 5/9/12; options that expire 10/3/21 vest one-third annually beginning 10/3/12; options that expire 1/31/22 vest one-third annually beginning 1/31/13.

(b)

As to the number of shares of restricted stock granted and unvested as of December 31, 2012: For Mr. Krebs a grant of 22,856 restricted shares vests one-third annually beginning 1/3/12 and a grant of 14,461 restricted shares vests one-third annually beginning 1/31/13. For Mr. Hanagarne a grant of 2,083 restricted shares vests one-third annually beginning 10/3/12 and a grant of 6,296 restricted shares vests one-third annually beginning 1/31/13. For Mr. Birak a grant of 20,028 restricted shares vests one-third annually beginning 1/3/12 and a grant of 6,640 restricted shares vests one-third annually beginning 1/31/13. For Mr. Russell a grant of 1,708 restricted shares vests one-third annually beginning 1/3/12, a grant of 3,543 restricted shares vests one-third annually beginning 5/9/12 and a grant of 5,151 restricted shares vests one-third annually beginning 1/31/13.

As to restricted stock units granted and unvested as of December 31, 2012, the following have vested as of the date of this proxy statement: For Mr. Krebs, 2,651 vested on 3/2/13; for Mr. Birak, 2,651 vested on 3/2/13; for Mr. Russell, 985 vested on 3/2/13.

(c)	The total number of performance shares and performance units which do not vest until the end of a three-year performance period, if at all. Performance shares and performance unit awards that were outstanding as of December 31, 2012 were granted March 2, 2010, January 3, 2011, May 9, 2011, October 3, 2011 and January 31, 2012.

(d)	The total fair market value at the close of business at the end of the fiscal year (December 31, 2012).

2012 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock and restricted stock units during 2012 for each of the NEOs on an aggregated basis.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mitchell J. Krebs	—	—	38,850	1,083,176
Frank L. Hanagarne Jr.	—	—	695	19,321
Donald J. Birak	—	—	37,907	1,059,290
Luther J. Russell	2,276	44,991	12,303	336,763
K. Leon Hardy	10,305	165,985	83,673	2,179,386

Explanatory Notes:

(a)	The aggregate dollar value realized upon exercise of options (i.e., the difference between the market price of the underlying shares at exercise and the exercise price) or upon the transfer of an award for value.

(b)	The aggregate dollar value realized upon vesting of stock (i.e., the number of shares times the market price of the underlying shares on the vesting date) or upon the transfer of an award for value.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

The Company does not maintain a defined benefit pension program and does not provide a nonqualified deferred compensation program.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has change-in-control arrangements with each of the current NEOs that provide for certain benefits payable to the executives in the event of a change in control followed by the termination of the executive’s employment within two years for any reason other than for cause, disability, death, normal retirement or early retirement.

Each of the following constitutes a change in control under the Company’s change-in-control arrangements:

•

any organization, group or person (“Person”) (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act),

directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities of the Company;

•

during any two-year period, a majority of the members of the Board serving at the effective date of the change-in-control arrangement is replaced by directors who are not nominated and approved by the Board;

•	a majority of the members of the Board is represented by, appointed by or affiliated with any Person who the Board has determined is seeking to effect a change in control of the Company; or

•	the Company is combined with or acquired by another company and the Board determines, either before such event or thereafter, by resolution, that a change in control will occur or has occurred.

The change-in-control arrangements provide that in the event the payment provided would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the payment will be reduced to the amount that will result in no portion being subject to the excise tax.

Change in Control Arrangement with Mr. Krebs

If a change in control occurs, Mr. Krebs shall be entitled to the benefits described below upon a termination by the Company without cause or by the employee for good reason within the 90 days preceding or two years following the change in control:

•	a lump sum equivalent to two times the executive’s base salary, target annual incentive bonus and target long-term incentive bonus for the year in which the change in control occurs; and

•	continuation of health care benefits for the employee and his or her dependents for up to two years following the change in control.

Change in Control Arrangements with Mr. Hanagarne, Mr. Russell and Mr. Hardy

If a change in control occurs, Mr. Hanagarne, Mr. Russell and, as of December 31, 2012, Mr. Hardy, would be entitled to the benefits described below upon a termination by the Company without cause or by the employee for good reason within the 90 days preceding or two years following the change in control:

•	a lump sum equivalent to two times the executive’s base salary and target annual incentive bonus for the year in which the change in control occurs; and

•	continuation of health care benefits for the employee and his or her dependents for up to two years following the change in control.

The Company does not expect to renew its change in control arrangements with Mr. Hanagarne and Mr. Russell included in their employment agreements when the agreements expire on June 30, 2013. After June 30, 2013, the change in control arrangements applicable to Mr. Hanagarne and Mr. Russell would be provided by the Company’s Executive Severance Policy.

The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the NEOs would be entitled upon termination of employment following a change in control assuming the triggering event took place after the close of business on December 31, 2012 (i.e., the last business day of 2012) and the price per share of the Company’s shares is the closing market price as of that date.

Name and Principal Position	Cash Severance Payments (a)	Continuation of Medical/ Welfare Benefits (present value) (b)	Accelerated Vesting of Equity Awards (c)	Total Termination Benefits
Mitchell J. Krebs, President, Chief Executive Officer and Director
• Not for cause — involuntary	$2,152,500	$17,309	$0	$2,169,809
• Death & Disability	0	0	0	0
• Not for cause — voluntary under age 65	0	0	0	0
• Termination subsequent to a Change of Control (d)	1,466,596	35,604	1,551,533	3,053,733
Frank L. Hanagarne Jr. Senior Vice President & Chief Financial Officer
• Not for cause — involuntary	1,054,000	13,237	0	1,067,237
• Death & Disability	0	0	0	0
• Not for cause — voluntary under age 65	0	0	0	0
• Termination subsequent to a Change of Control (d)	679,035	27,227	392,149	1,098,411
Donald J. Birak, Senior Vice President Exploration
• Not for cause — involuntary	986,000	17,309	0	1,003,309
• Death & Disability	0	0	0	0
• Not for cause — voluntary under age 65	0	0	0	0
• Termination subsequent to a Change of Control (d)	652,500	26,463	1,116,407	1,995,370
Luther J. Russell, Senior Vice President, Environmental, Health, Safety and Social Responsibility
• Not for cause — involuntary	816,000	17,309	0	833,309
• Death & Disability	0	0	0	0
• Not for cause — voluntary under age 65	0	0	0	0
• Termination subsequent to a Change of Control (d)	553,395	26,463	580,633	1,169,632
K. Leon Hardy, Senior Vice President & Chief Operating Officer (e)
• Not for cause — involuntary	1,156,000	17,309	0	1,173,309
• Death & Disability	0	0	0	0
• Not for cause — voluntary under age 65	0	0	0	0
• Termination subsequent to a Change of Control (d)	1,020,000	35,604	0	1,055,604

Explanatory Notes:

(a)	For termination not for cause and not considered a change in control, cash severance payments consist of base salary, annual incentive opportunity at target, and cash value of long-term incentive opportunity at target, for one year. In the case of a termination in connection with a change in control, cash severance payments for the CEO consist of a lump sum equivalent to two times base salary, target annual incentive opportunity and target long-term incentive opportunity; cash severance payments for Mr. Hanagarne, Mr. Russell and Mr. Hardy consist of a lump sum equivalent to two times base salary and target annual incentive opportunity and cash payments for Mr. Birak consist of a lump sum equivalent to 1.5 times base salary and target annual incentive opportunity.

(b)	Represents the net present value of health plan benefits provided upon termination.

(c)	Represents the value of any unvested stock options, restricted stock or other equity awards that were not vested as of the relevant date.

(d)	The severance payments will be reduced to keep the total payments from exceeding the cap imposed by the golden parachute rules of the IRS. The amounts are shown net of reductions of $2,838,404 for Mr. Krebs, $166,605 for Mr. Russell, and $250,965 for Mr. Hanagarne. Mr. Hardy and Mr. Birak would not have a reduction.) As of December 31, 2012, these payment were payable in connection with a change of control, even in the absence of a subsequent termination.

(e)	Mr. Hardy retired and the term of his employment agreement expired effective December 31, 2012. Effective January 1, 2013 he would not be entitled to any cash severance or continuation of medical benefits since he was no longer subject to the provisions of his employment agreement or any other severance or change-in-control arrangement as of that date.

The benefits payable to an executive in the event of a qualifying not-for-cause termination of employment include the following:

•	continued payment of the executive’s full base salary for one year;

•	short-term and long-term bonuses at 100% of the target levels under the AIP and LTIP provided at the time of the termination; and

•	continuation of health care benefits for up to one year or until they become eligible for comparable coverage.

The benefits payable to an executive in the event of a change in control and a subsequent qualifying termination of employment within two years following the change-in-control include the following for two years:

•	continued payment of the executive’s full base salary for 24 months or in the case of Mr. Birak, 18 months;

•	short-term bonus at 200% or, in the case of Mr. Birak, 150%, of the target levels provided at the time of the termination under the AIP;

•

continued payment of employee health care benefits or costs of benefits for up to 24 months, except in the case of Messrs. Russell and Birak, where the benefits would be available for up to 18 months; and

•

acceleration of the exercise date and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted under the executive compensation programs described above (this particular benefit is not dependent upon termination) for grants made prior to 2013.

For all of the NEOs, including the CEO, the agreements provide for special circumstances in the event the payment provided would constitute “parachute payments” under Section 280G of the Internal Revenue Code. In this case, the payment will be reduced to the amount that will result in no portion being subject to the excise tax. This limits the exposure of the Company and of the executives to the parachute payment rules. None of the NEOs are provided with any excise tax gross up.

In the event of death or disability, no special benefits are provided other than the payment of any accrued compensation and benefits under the company-wide benefit plans. None of the NEOs are eligible for retirement, with the exception of Mr. Hardy, who retired as an officer effective January 1, 2013.

DIRECTOR COMPENSATION

For 2012, outside directors received an annual retainer of $120,000, of which a minimum of $60,000 had to be taken in the form of common stock. Each director may elect to receive common stock in lieu of cash for up to the entire retainer amount. Each of the directors of the Company must be a shareholder, thereby aligning their interests with those of shareholders. To this end, the Board adopted share ownership guidelines for directors, calling for directors to hold the equivalent of three years of their cash retainer in common shares of the Company. An additional retainer for the Chair of the Audit Committee in 2012 was $10,000, and for the Chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and the Environmental, Health, Safety and Social Responsibility Committee was $7,500. Committee members and chairmen receive $1,500 for each committee meeting attended. Our independent Board chairman, Mr. Mellor, received an additional retainer of $150,000 for 2012. Mr. Krebs does not receive any compensation for his service as a director. Director fees are pro rated for directors who serve for partial years.

In an effort to bring director compensation in line with competitive practices, the Compensation Committee has recommended for 2013, and the Board has approved, an increase in outside directors’ annual retainers to $150,000, of which a minimum of $90,000 must be taken in the form of common stock, as well as an increase in the additional retainers for the Chairs of the Audit Committee and Compensation Committee to $15,000 and an increase in the additional retainers for the Chairs of the Nominating and Corporate Governance Committee and the Environmental, Health, Safety and Social Responsibility Committee to $10,000. The Compensation Committee recommended and the Board approved maintaining meeting fees and the independent Board chairman retainer at their previous levels.

The following table sets forth information regarding the compensation received by each of the Company’s outside directors during the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)(a)		Stock Awards ($)(b)	Option Awards ($)(c)	Total ($)
L. Michael Bogert	85,518.56		59,981.44	0	145,500
James J. Curran	79,018.56		59,981.44	0	139,000
Sebastian Edwards	75,018.56		59,981.44	0	135,000
Andrew Lundquist	76,518.56		59,981.44	0	136,500
Robert E. Mellor	385,518.56	(d)	59,981.44	0	445,500
John H. Robinson	91,518.56		59,981.44	0	151,500
J. Kenneth Thompson	81,018.56		59,981.44	0	141,000
Timothy R. Winterer	76,518.56		59,981.44	0	136,500

Explanatory Notes:

(a)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees and meeting fees.

(b)	Each director received no less than one-half of the annual retainer in common stock. Stock is granted in full shares which may not equal exactly $60,000.

(c)	The aggregate number of shares subject to outstanding options held by each outside director as of December 31, 2012, was as follows: L. Michael Bogert — 0, James J. Curran — 671, Sebastian Edwards —0, Andrew Lundquist — 0, Robert E. Mellor — 406, John H. Robinson — 268, J. Kenneth Thompson — 1,341, and Timothy R. Winterer — 1,926.

(d)	Includes Mr. Mellor’s $150,000 annual Chairman retainer for both 2012 and 2013 because the 2013 retainer was paid December 31, 2012.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

Compensation Committee of the Board of Directors

JOHN H. ROBINSON, Chairman

ROBERT E. MELLOR

SEBASTIAN EDWARDS

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2012 regarding the Company’s equity compensation plans.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (1) (c)
Equity compensation plans approved by security holders	370,000	$31.04	2,925,857
Equity compensation plans not approved by security holders	—		—
Total	370,000	$31.04	2,925,857

(1)	Amounts include 109,159 performance shares which are issued at the end of the three-year service period if certain market conditions are met and the recipient remains an employee of the Company.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.

CERTAIN RELATED PERSON TRANSACTIONS

The Company’s policies and procedures for the review, approval or ratification of related person transactions are set forth in the Policies and Procedures Regarding Related Person Transactions, a copy of which is available on our website, www.coeur.com/company/corporate-governance/charters-and-policies. As more fully explained in these policies, a related person transaction is a consummated or currently proposed transaction in which the Company was or is to be a participant, involving an amount that exceeds $120,000, and in which a related person (i.e., any executive officer, director or nominee for director, or any member of the immediate family of such a person) has or will have a direct or indirect material interest. The Company’s policies and procedures require that the executive officer, director or nominee disclose any such related person transaction to the Nominating and Corporate Governance Committee before, if possible, or as soon as practicable after, the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee becomes aware of the related person transaction. Such executive officer, director or nominee must disclose the particulars of the related person transaction to the Nominating and Corporate Governance

Committee, including the identities of the parties, the amount involved in the transaction and the person’s interest in the transaction. The Nominating and Corporate Governance Committee’s decision whether or not to approve or ratify the related person transaction is made in light of the Committee’s determination as to whether consummation of the transaction is believed by the Committee to be or have been contrary to the best interests of the Company.

From January 1, 2012 through February 1, 2013, when Andrew Lundquist, a former member of the Company’s Board, resigned from the Board, the Company paid the firm BlueWater Strategies LLC, a business and government relations consulting and project managing firm of which Mr. Lundquist was Managing Partner, a total of approximately $140,000 in connection with government relations consulting services primarily relating to our Kensington project in Alaska and Rochester project in Nevada.

From January 1, 2012 through February 28, 2013, the Company paid a total of approximately $1.8 million in legal fees to Parsons Behle & Latimer, a law firm of which L. Michael Bogert, a current director who has not been nominated for re-election as a director, is a partner.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Coeur’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of such forms furnished to the Company and written representations that no other reports were required, we believe that for 2012, except for one Form 4 filed by Leon Hardy, relating to five transactions, filed after its due date and one Form 4, relating to one transaction, filed by Luther Russell after its due date, all required reports were filed on a timely basis under Section 16(a).

“HOUSEHOLDING” OF PROXY MATERIALS

When multiple shareholders have the same address, the SEC permits companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) to them. This process is commonly referred to as “householding”. The company does not participate in householding, but some brokers may for shareholders who do not take electronic delivery of proxy materials. If your shares are held in a brokerage account and you have received notice from your broker that it will send one copy of the Notice or proxy materials to your address, householding will continue until you are notified otherwise or instruct your broker otherwise. If, at any time, you would prefer to receive a separate copy of the Notice or proxy materials, or if you share an address with another shareholder and receive multiple copies but would prefer to receive a single copy, please notify your broker. The Company promptly will deliver to a shareholder who received one copy of the Notice or proxy materials as the result of householding a separate copy upon the shareholder’s written or oral request directed to our investor relations department at (208) 665-0345, Coeur d’Alene Mines Corporation, 505 Front Avenue, P.O. Box “I”, Coeur d’Alene, Idaho 83816. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions provided in the Notice.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2014 Annual Meeting must be received by the Company’s Corporate Secretary, Coeur d’Alene Mines Corporation, 505 Front Avenue, Post Office Box I, Coeur d’Alene, Idaho 83816, no later than the close of business on December 3, 2013 in order for them to be considered for inclusion in the Proxy Statement for the 2014 Annual Meeting of Shareholders. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal, including the information specified in the Bylaws, to the Company no earlier than the close of business on January 14, 2014 and no later than the close of business on February 13, 2014. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

This proxy statement is accompanied by the Company’s 2012 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2012. The Annual Report is not to be regarded as part of the proxy solicitation materials.

Any shareholder who would like a copy of our 2012 Annual Report on Form 10-K, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary, Coeur d’Alene Mines Corporation, 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83816. The Company’s copying costs will be charged if copies of exhibits to the Form 10-K are requested. You may also obtain a copy of the Form 10-K, including exhibits, from our website, www.coeur.com, by clicking on “Investors.”

By order of the Board of Directors,

/s/ Casey M. Nault
CASEY M. NAULT
Vice President, General Counsel and Secretary

Coeur d’Alene, Idaho

April 2, 2013

APPENDIX A

FORM OF PLAN OF CONVERSION/DOMESTICATION

OF

COEUR D’ALENE MINES CORPORATION, an Idaho corporation

TO

COEUR MINING, INC., a Delaware corporation

This PLAN OF CONVERSION/DOMESTICATION, dated as of [—], 2013 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), in order to set forth the terms, conditions and procedures governing the conversion of the Company from an Idaho corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Sections 30-18-501 through 30-18-506 of the Idaho Code, as amended (the “IC”).

RECITALS

WHEREAS, the Company is a corporation established and existing under the laws of the State of Idaho;

WHEREAS, conversion of an Idaho corporation into a Delaware corporation is permitted under Section 265 of the DGCL and Sections 30-18-501 through 30-18-506 of the IC;

WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its shareholders for the Company to convert from an Idaho corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 30-18-501 through 30-18-506 of the IC; and

WHEREAS, the form, terms and provisions of this Plan have been authorized, approved and adopted by the Board of Directors of the Company and the Company’s shareholders.

NOW, THEREFORE, the Company hereby adopts this Plan as follows:

1. Conversion; Effect of Conversion.

(a) At the Effective Time (as defined in Section 3 below), the Company shall be converted from an Idaho corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 30-18-501 through 30-18-506 of the IC (the “Conversion”) and the Company, as converted to a Delaware corporation (the “Resulting Company”), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Resulting Company shall be deemed to have commenced on the date the Company commenced its existence in the State of Idaho. The Company shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed a dissolution of the Company. The Conversion otherwise shall have the effects specified in the DGCL and IC.

(b) At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Resulting Company shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Company. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Resulting Company and shall be the property of the Resulting Company and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Resulting Company at the Effective Time, and may be enforced against the Resulting Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Resulting Company in its capacity as a corporation of the State of Delaware. The rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Resulting Company at the Effective Time for any purpose of the laws of the State of Delaware.

(c) The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d) At the Effective Time, the name of the Resulting Company shall be:

COEUR MINING, INC.

(e) The Company intends for the Conversion to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and for this Plan to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

2. Filings. As promptly as practicable following the date hereof, the Company shall cause the Conversion to be effective by:

(a) executing and filing (or causing to be executed and filed) a Statement of Domestication pursuant to Section 30-18-505 of the IC in a form reasonably acceptable to any officer of the Company (the “Idaho Statement of Domestication”) with the Idaho Secretary of State;

(b) executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL in a form reasonably acceptable to any officer of the Company (the “Delaware Certificate of Conversion”) with the Delaware Secretary of State; and

(c) executing, acknowledging and filing (or causing to be executed, acknowledged and filed) a Certificate of Incorporation of Coeur Mining, Inc. substantially in the form set forth on Exhibit A hereto (the “Delaware Certificate of Incorporation”) with the Delaware Secretary of State.

3. Effective Time. The Conversion shall become effective upon the filing of the Idaho Statement of Domestication, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation with the applicable secretary of state (the time of the effectiveness of the Conversion, the “Effective Time”).

4. Effect of Conversion on Common Stock. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each share of issued common stock, $0.01 par value per share, of the Company (“Company Common Stock”) shall convert into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Resulting Company (“Resulting Company Common Stock”).

5. Effect of Conversion on Outstanding Stock Options. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each option to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

6. Effect of Conversion on Outstanding Warrants or Other Rights. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each warrant or other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

7. Effect of Conversion on Stock Certificates. Upon the terms and subject to the conditions of this Plan, at the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Resulting Company Common Stock.

8. Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Resulting Company. To the extent that any such plan provides for the issuance of Company Common Stock, at the Effective Time, such plan shall be deemed to provide for the issuance of Resulting Company Common Stock. A number of shares of Resulting Company Common Stock shall be reserved for issuance under such plan or plans equal to the number of shares of Company Common Stock so reserved immediately prior to the effective date of the Conversion.

9. Further Assurances. If, at any time after the Effective Time, the Resulting Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Resulting Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to otherwise carry out the purposes of this Plan, the Resulting Company, its officers and directors and the designees of its officers and directors, are hereby authorized to solicit in the name of the Resulting Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Resulting Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Resulting Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Plan.

10. Effect of Conversion on Directors and Officers. The members of the Board of Directors and the officers of the Resulting Company immediately after the Effective Time shall be those individuals who were serving as directors and officers, respectively, of the Company.

11. Delaware Bylaws. At the Effective Time, the bylaws of the Resulting Company shall be substantially in the form set forth on Exhibit B hereto (the “Delaware Bylaws”), and the Board of Directors of the Resulting Company shall adopt the Delaware Bylaws as promptly as practicable following the Effective Time.

12. Delaware Indemnification Agreements. As promptly as practicable following the Effective Time, the Resulting Company shall enter into an Indemnification Agreement substantially in the form set forth on Exhibit C hereto with each member of the Board of Directors of the Resulting Company, and each officer of the Resulting Company, that is currently a party to an indemnification agreement with the Company.

13. Termination. At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Company if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect.

14. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

15. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

16. Governing Law. This Plan shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Plan of Conversion/Domestication to be duly executed as of the date first above written.

COEUR D’ALENE MINES CORPORATION, an Idaho corporation

By:
Name:
Title:

EXHIBIT A TO APPENDIX A

FORM OF CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION

OF

COEUR MINING, INC.

(a Delaware corporation)

ARTICLE I

NAME

The name of the corporation is Coeur Mining, Inc. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, DE 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation is being incorporated in connection with the conversion of Coeur d’Alene Mines Corporation, an Idaho corporation (the “Idaho Corporation”), to Coeur Mining, Inc., a Delaware corporation, (the “Conversion”), and this Certificate of Incorporation is being filed simultaneously with the Certificate of Conversion of the Idaho Corporation to the Corporation.

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 160,000,000 shares, of which 150,000,000 shares shall be designated as Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares shall be designated as Preferred Stock, par value $1.00 per share (the “Preferred Stock”). Upon the filing of the Certificate of Conversion of the Idaho Corporation to the Corporation and this Certificate of Incorporation or, if such certificates provide that they are not to become effective until a specified later date, upon such specified later effective date (the “Effective Time”), each share of common stock in the Idaho Corporation issued and outstanding immediately prior to the Effective Time will be deemed to be one issued and outstanding, fully paid and nonassessable share of Common Stock, without any action required on the part of the Corporation or the former holders of such shares of the Idaho Corporation common stock.

Section 4.2 Common Stock.

(a) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and the filing of a certificate of designation pursuant to applicable law of the State of Delaware for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting such series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designation) increase or decrease (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series, which may be by distinguishing number, letter or title;

(ii) the dividend rate on the shares of such series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iii) whether the shares of such series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

(vii) the restrictions, if any, on the issuance of the same series or of any other class or series;

(viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(ix) any other relative rights, preferences and limitations of such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock conferred in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to a certificate of designation relating to the rights of holders of any series of Preferred Stock to elect additional directors in certain circumstances, the Board of Directors shall consist of such number of directors as determined from time to time solely by resolution adopted by affirmative vote of a majority of the directors then in office.

Section 5.2 Preferred Stock Directors.

During any period when the holders of any series of Preferred Stock have the right to elect additional directors pursuant to a certificate of designation and upon commencement and for the duration of the period during which such right continues: (a) the total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to a certificate of designation (the “Preferred Stock Directors”); and (b) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor has been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to a certificate of designation, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy occurs among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to the provisions of a certificate of designation. Except as otherwise provided by a certificate of designation, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such certificate of designation, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Subject to the provisions of the DGCL and to any limitations in this Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4 Election.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDER ACTION

Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote with respect to the subject matter thereof.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, a special meeting of the stockholders of the Corporation: (a) may be called at any time only by the Board of Directors or by the Chairman of the Board of Directors; and (b) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more stockholders who are stockholders of record of the Corporation at the time a request is delivered and who hold shares representing at least 20% in voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting and that comply with any terms, conditions, procedures and/or limitations as may be set forth in the Bylaws of the Corporation as may be amended from time to time. Only such business shall be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE IX

AMENDMENT

Section 9.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 9.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to any requirements of law and any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE X

LIABILITY OF DIRECTORS

Section 10.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 10.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article X that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE XI

INCORPORATOR

The name and mailing address of the incorporator are as follows:

Casey M. Nault

505 Front Avenue

Post Office Box 1

Coeur d’Alene, Idaho 83816

ARTICLE XII

ELECTION OF INITIAL DIRECTORS

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The name and mailing address of the persons who are to serve as the initial directors of the Corporation until the next annual meeting of stockholders of the Corporation, or until their successors are duly elected and qualified, are:

Linda L. Adamany 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816	Kevin S. Crutchfield 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816

Sebastian Edwards 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816	Randolph E. Gress 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816

Robert E. Mellor 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816	Mitchell J. Krebs 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816

J. Kenneth Thompson 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816	John H. Robinson 505 Front Avenue Post Office Box 1 Coeur d’Alene, Idaho 83816

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his or her act and deed and that the facts stated herein are true.

Dated:

By:
	Name:	Casey M. Nault
	Title:	Incorporator

EXHIBIT B TO APPENDIX A

FORM OF DELAWARE BYLAWS

BYLAWS

OF

COEUR MINING, INC.

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date and at such time as may be determined by the Board of Directors.

Section 2.2 Special Meeting.

(a) (i) Except as otherwise provided for or fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, a special meeting of the stockholders of the Corporation: (A) may be called at any time only by the Board of Directors, or by the Chairman of the Board of Directors; and (B) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more stockholders who are stockholders of record of the Corporation at the time a request is delivered holding shares representing at least 20% in voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “Requisite Percent”) and that comply with the notice procedures set forth in Section 2.2(b) of these Bylaws with respect to any matter that is a proper subject for the meeting pursuant to Section 2.2(c) (a “Stockholder-Requested Special Meeting”).

     (ii) For purposes of calculating the Requisite Percent under clause (a)(i)(B) of this Section 2.2, a stockholder shall be deemed to be a “holder” of only those shares of the Corporation having votes entitled to be cast on any issue proposed to be considered at the Stockholder-Requested Special Meeting and as to which the stockholder possesses both: (A) the full voting rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed; (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of such stockholder’s affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Corporation, if in any such case such instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting or altering, to any degree, gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “hold” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the notice described in Section 2.2(b) of these Bylaws. The terms “holder,” “held” and other variations of the word “hold” shall have correlative meanings. Whether shares of the Corporation are “held” for these purposes shall be decided by the Board of Directors.

(b) In order for a Stockholder-Requested Special Meeting to be called by the Chairman of the Board of Directors or the Secretary as provided by clause (a)(i)(B) of this Section 2.2, one or more written requests for a special meeting of stockholders (individually or collectively, a “Special Meeting Request”) signed and dated by stockholders that hold the Requisite Percent of shares of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal office of the Corporation and must set forth the information required in a stockholder notice pursuant to Section 2.10(a)(ii) of these Bylaws. Multiple written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above, has been dated and delivered to the Secretary within sixty (60) days of the earliest dated of such requests and identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting. If the stockholder is not the signatory to the Special Meeting Request, such Special Meeting Request shall not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten (10) business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the stockholder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to delivery to the Secretary of Special Meeting Requests representing holdings in the aggregate of the Requisite Percent by written revocation delivered to the Secretary at the principal office of the Corporation. If at any point after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked valid Special Meeting Requests represent ownership in the aggregate of less than the Requisite Percent, there shall be no requirement to hold a special meeting. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders, and the date of such determination is referred to herein as the “Request Receipt Date”.

(c) A matter is a proper subject of a Stockholder-Requested Special Meeting if it is a proper subject for stockholder action under, and does not involve a violation of, applicable law, unless the Request Receipt Date occurs during the period commencing with the close of business on the ninetieth (90th) day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders and ending on the date that is ninety (90) days after the most recent annual meeting of stockholders.

(d) Business transacted at any special meeting shall be limited to the purpose or purposes described in the notice of the meeting; provided, however that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any Stockholder-Requested Special Meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative (as defined in Section 2.10(c)(i) of these Bylaws) to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(e) Any special meeting of stockholders shall be held at such date, time, and place within or without the State of Delaware as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with the General Corporation Law of the State of Delaware (the “DGCL”); provided, however, that a Stockholder-Requested Special Meeting shall be called for a date not more than ninety (90) days after the Request Receipt Date unless a later date is required in order to allow the Corporation to file the information required under Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, if applicable.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the place, if any, date, and time of the meeting of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation and these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of the Corporation or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be, in the absence of fraud, prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally called, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.7(a) of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. When a meeting is postponed to another date or time, notice need not be given of the postponed meeting if the postponement is to a date not more than 60 days after the record date originally fixed for the meeting.

(c) Notice of any meeting of stockholders may be waived in writing or by electronic transmission by the person entitled to notice, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the stockholders need be specified in the waiver of notice.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the Chairman of the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of meetings of stockholders and the safety of those in attendance as, in the judgment of such chairman, are necessary, appropriate or convenient for the conduct of the meeting. Such rules and regulations, whether adopted by the Board of Directors or the chairman of the meeting may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to the rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn any meeting of stockholders pursuant to Section 2.7 of these Bylaws, without notice other than announcement at the meeting, except as provided in Section 2.3(b) of these Bylaws. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting, and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.5 List of Stockholders. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority in voting power of all issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with Section 2.7 of these Bylaws, without notice other than announcement at the meeting and except as provided in Section 2.3(b) of these Bylaws, until a quorum is present or represented. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Section 2.7 Adjourned Meeting; Postponement. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned for any reason from time to time by the chairman of the meeting, and may be adjourned for any reason from time to time by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. The Board of Directors may postpone, reschedule or cancel any annual or special meeting of stockholders previously scheduled by the Board of Directors.

Section 2.8 Voting.

(a) Except as otherwise provided by law or the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder which has voting power upon the matter in question.

(b) Except as otherwise provided by law, the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), these Bylaws, or any law, rule, or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, (i) all corporate actions to be taken by vote of the stockholders (other than the election of directors) shall be approved if the number of votes cast for the action exceeds the number of votes cast against the action, and (ii) where a separate vote by class or series is required, if a quorum of such class or series is present, such act shall be approved if the number of votes cast by such class or series for the action exceeds the number of votes cast against the action by such class or series. Voting at meetings of stockholders need not be by written ballot.

Section 2.9 Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized to act for such stockholder by a proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. To the extent permitted by law, a proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.

Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors (or any committee thereof), or (C) by any stockholder of the Corporation who was a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (i)(C) of this paragraph (a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such other business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.10(a)(ii)(A), the Corporation may require each such person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination of whether such person can be considered an independent director;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

(2) the class or series and number of shares of capital stock of the Corporation which are owned of record and beneficially owned by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and series and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and

(3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business;

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner:

(1) the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting;

(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder and/or beneficial owner, and of their respective affiliates or associates, and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.

(iii) This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures (including the informational requirements) set forth in this Section 2.10, or (iii) in the case of a Stockholder-Requested Special Meeting, by any stockholder of the Corporation pursuant to Section 2.2 of these Bylaws. In the event the Corporation calls a special meeting of stockholders (other than a Stockholder-Requested Special Meeting) for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by Section 2.10(a)(ii) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a Stockholder-Requested Special Meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.2 of these Bylaws.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10. If any proposed nomination or business is not in compliance with this Section 2.10, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)–(3) of this Section 2.10 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Section 2.2(d) of these Bylaws and this Section 2.10, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.10, a “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii) Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

Section 2.11 Action by Written Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote with respect to the subject matter thereof.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Board of Directors may, and shall if required by law, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one of more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made and the determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Term of Office and Election. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by affirmative vote of a majority of the directors then in office. The Board of Directors shall initially consist of the directors designated in the Certificate of Incorporation, and each director so elected shall hold office until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. Except as provided in Section 3.3 of these Bylaws, at the next annual meeting of stockholders and at each annual meeting thereafter, directors shall be elected by a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors. No person shall serve as a director unless such person is a stockholder of the corporation.

Section 3.3 Vacancies. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, and any director so chosen shall hold office until the next election of directors and until his or her successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5 Regular Meetings. All regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors; provided, however, that no fewer than one regular meeting per calendar year shall be held. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director at such place by telecopy, telegraph, electronic transmission or other form of recorded communication, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. Notice of any meeting need not be given to a director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or such committee, as the case may be, consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee in accordance with applicable law. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Chairman of the Board. The Chairman of the Board shall preside at meetings of stockholders and directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in overseeing the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and in the discretion of the Board of Directors, a Controller and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, and each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 5.2 Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.

Section 5.5 President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall have the power to affix the signature of the Corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.7 Vice-Presidents. Each Vice-President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice-President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.8 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.9 Controller. The Controller shall perform such financial, accounting or other duties as the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer may from time to time determine.

Section 5.10 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.11 Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Assistant Vice-President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.12 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.13 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.14 Action with Respect to Securities of Other Corporations. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or while a director, officer or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the Indemnitee) actually and reasonably incurred by such Indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in Section 6.3 of these Bylaws with respect to Proceedings to enforce rights under this Article VI, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding, or part thereof, initiated by such Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such Indemnitee, or (ii) the Corporation in a Proceeding initiated by such Indemnitee) only if such Proceeding, or part thereof, was authorized or ratified by the Board of Directors.

(b) To receive indemnification under this Section 6.1, an Indemnitee shall submit a written request to the Corporation. Such request shall include documentation or information that is necessary to determine the entitlement of the Indemnitee to indemnification and that is reasonably available to the Indemnitee. Upon receipt by the Corporation of such a written request by an Indemnitee who was or is a director or officer of the Corporation, the entitlement of the Indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board of Directors by a majority vote of the directors who are not parties to such Proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, (iv) the stockholders of the Corporation or (v) in the event that a Change of Control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. Upon receipt by the Corporation of such a written request by an Indemnitee who was or is an employee of the Corporation, the entitlement of the Indemnitee to indemnification shall be determined by the Chief Executive Officer or any other officer of the Corporation authorized to make such determination. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Corporation of a written request for indemnification. For purposes of this Section 6.1(b), a “Change of Control” will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

Section 6.2 Right to Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 6.1 of these Bylaws, an Indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any Proceeding with respect to which indemnification is required under Section 6.1 of these Bylaws in advance of its final disposition (hereinafter an “Advancement”); provided, however, that an Advancement shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) To receive an Advancement under this Section 6.2, an Indemnitee shall submit a written request to the Corporation. Such request shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by the Undertaking required by Section 6.2(a). Each such Advancement shall be made within 20 days after the receipt by the Corporation of a written request for Advancement.

Section 6.3 Right of Indemnitee to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 6.1(b) of these Bylaws or if an Advancement is not timely made under Section 6.2(b) of these Bylaws, the Indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or Advancement. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement) it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an Advancement pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement hereunder, or brought by the Corporation to recover an Advancement pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement, under applicable law, this Article VI or otherwise, shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or directors, provisions of a charter or bylaws, or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.6 Indemnification of Agents of the Corporation. The Corporation, to the extent and in the manner permitted by law, may, to the extent authorized from time to time, grant rights to indemnification and to the Advancement to any agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and Advancement of directors, officers and employees of the Corporation.

Section 6.7 Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights that shall vest at the time an individual becomes a director, officer or employee of the Corporation, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.8 Settlement of Claims. The Corporation shall not be liable to indemnify any Indemnitee under this Article VI for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding.

Section 6.9 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the Indemnitee to the fullest enforceable extent.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4 Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

Section 7.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.7 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting, and to any postponement of a meeting that is to a date not more than 60 days after the record date; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at any such meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.8 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders, listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Section 8.4 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.5 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. In addition to any requirements of law and any other provision of the Certificate of Incorporation or these Bylaws of the Corporation, and notwithstanding any other provision of the Certificate of Incorporation, these Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of these Bylaws.

The foregoing Bylaws were adopted by the Board of Directors on                     ,         .

EXHIBIT C TO APPENDIX A

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of [date], (the “Effective Date”) by and between Coeur Mining, Inc., a Delaware corporation (the “Company”), and [name] (the “Indemnitee”).

RECITALS

WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Bylaws providing for indemnification and advancement of expenses of its directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”), and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company as the Company may request, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive the maximum protection against such risks and liabilities as may be afforded by applicable law, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have the Indemnitee continue to serve as a director or officer of the Company and in any other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) A “Change in Control” will be deemed to have occurred if the individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(b) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(c) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13, and 16 hereof, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

(d) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e) “Proceeding” means any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.

2. Service by the Indemnitee. The Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or tenders a resignation in writing.

3. Indemnification and Advancement of Expenses. The Company shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:

(a) to the extent expressly prohibited by applicable law or the Bylaws of the Company;

(b) for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the certificate of incorporation or bylaws, or agreement of the Company or any other company or other enterprise (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee); or

(c) in connection with an action, suit, or proceeding, or part thereof initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee, or (ii) the Company in an action, suit, or proceeding initiated by the Indemnitee), except a judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Company.

4. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

5. Indemnity in Proceedings by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the DGCL expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is entitled to indemnification for such expense, liability, and loss as such court shall deem proper.

6. Indemnification for Costs, Charges, and Expenses of Successful Party. Notwithstanding any limitations of Sections 3(c), 4 and 5 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expense, liability, and loss actually and reasonably incurred to which the Indemnitee is entitled.

8. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the DGCL, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s service as a director or officer of the Company, in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed or proceeding, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee neither is, nor is threatened to be made, a party.

9. Determination of Entitlement to Indemnification. To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Company. Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee. Upon receipt by the Company of a written request by the Indemnitee for indemnification pursuant to Sections 4, 5, 6, 7 or 8, the entitlement of the Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; (d) the stockholders of the Company; or (e) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. Such Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee, except that in the event that a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee. Upon failure of the Board of Directors so to select such Independent Counsel or upon failure of the Indemnitee so to approve (or so to select, in the event a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

10. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 9 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

11. Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 16, the Indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of Expenses. The Company shall not oppose the Indemnitee’s right to seek any such adjudication. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard of conduct described above. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct described above, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) that the Indemnitee has not met the standard of conduct described above shall create a presumption that the Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Section 11 or otherwise shall be on the Company. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Company further agrees to stipulate in any court pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of stockholders or Disinterested Directors, provisions of a charter or bylaws (including the Certificate of Incorporation or Bylaws of the Company), or otherwise.

13. Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the

Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

14. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee, agent, or trustee of the Company or while a director, officer, employee, agent, or trustee is serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent, or trustee of the Company or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

15. Notification and Defense of Proceeding. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which the Indemnitee notifies the Company:

(a) The Company shall be entitled to participate therein at its own expense;

(b) Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial award if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement.

16. Advancement of Expenses. All Expenses incurred by the Indemnitee in defending any Proceeding described in Section 4 or 5 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Company. Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. The Indemnitee’s undertaking to repay any such amounts is not required to be secured. Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Company of such written request. The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder.

17. Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

18. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

19. Other Provisions.

(a) This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Delaware.

(b) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

(c) This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and the Company.

(d) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(e) This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Indemnitee have caused this Agreement to be executed as of the date first written above.

COMPANY:

COEUR MINING, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

Address:

[Indemnification Agreement]

COEUR COEUR D’ALENE MINES CORPORATION IMPORTANT ANNUAL MEETING INFORMATION ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 13, 2013. Vote by Internet Go to www.envisionreports.com/CDE Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 – 4. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 - Linda L. Adamany 02 - Kevin S. Crutchfield 03 - Sebastian Edwards 04 - Randolph E. Gress 05 - Mitchell J. Krebs 06 - Robert E. Mellor 07 - John H. Robinson 08 - J. Kenneth Thompson For Against Abstain For Against Abstain 2. Advisory resolution to approve executive compensation. 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013. 4. Approve a proposal to change the state of the Company’s incorporation from Idaho to Delaware. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 83D V 1597221 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01LUZF

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. COEUR COEUR D’ALENE MINES CORPORATION Revocable Proxy — Coeur d’Alene Mines Corporation Annual Meeting of Shareholders – May 14, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Mitchell J. Krebs or, in his absence, Casey M. Nault, as proxy with full power of substitution, and authorizes him to represent and vote, as provided on the other side, all the shares of Coeur d’Alene Mines Corporation Common Stock which the undersigned is entitled to vote, and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 14, 2013 at 9:30 a.m., Central Daylight Time or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1), FOR PROPOSALS (2), (3), AND (4), AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued and to be marked, dated and signed, on the other side)